SCHEDULE 14A INFORMATION
                                (Amendment No. 1)

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  (x)

Filed by a party other than the Registrant  ( )


Check the appropriate box:

( )     Preliminary Proxy Statement

(x)     Definitive Proxy Statement

( )     Definitive Additional Materials

( )     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              HOLLY PRODUCTS, INC.
              (Name of Registrant as Specified in its Charter)

                              HOLLY PRODUCTS, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(x)     No filing fee required.
( )     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i) or 14a-6(j)(2).
( )     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     2.     Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     _____________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

( ) Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
     _____________________________________________________________________

     2.     Form, Schedule or Registration Statement No.:
     _____________________________________________________________________

     3.     Filing Party:
     _____________________________________________________________________

     4.     Date Filed:
     _____________________________________________________________________

                            HOLLY PRODUCTS, INC.
                        200 Monument Road, Suite 10
                            Bala Cynwyd, PA 19004


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                      November 26, 1996


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of HOLLY PRODUCTS, INC., a New Jersey Corporation (the "Company"), will be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on December 20, 1996, at 11:00 a.m., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Holly Holdings, Inc.";

3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to reflect a one-for-ten reverse split of the Company's Common Stock;

4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 150,000,000;

5. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan;

6. To consider and act upon a proposal to issue five pre-split shares of the Company's Common Stock in exchange for one share of the Company's Series D Preferred Stock and to amend the Company's Certificate of Incorporation to delete any reference to, or any provision for, the class of authorized stock designated as Series D Preferred Stock;

7. To ratify the selection of Moore Stephens CPA's to act as the Company's Independent Certified Public Accountants for the fiscal year ending March 31, 1997;

8. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 19, 1996 as the record date for the Meeting. Only holders of record of the Company's Common Stock and Series Z Preferred Stock on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting for proposals 1, 2, 3, 4, 5 and 7. Only holders of record of the Company's Series D Preferred Stock on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at the Meeting for proposal number 6. A separate proxy card is contained herein for the Series D Preferred shareholders for a vote on proposal number 6.

     Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

     THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.


                              By Order of the Board of Directors


                            __/s/Larry S. Berman_________________
                              Larry S. Berman
                              Chairman,CEO & Secretary

                              Holly Products, Inc.
                          200 Monument Road, Suite 10
                              Bala Cynwyd, PA 19004
                        ______________________________

                                PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                               December 20, 1996
                        ______________________________

                                 INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Holly Products, Inc., a New Jersey Corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 1996 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania, on Friday, December 20, 1996 at 11:00 a.m., local time, or at any adjournments thereof.

     One of the proposals to be considered at the Meeting, proposal number 6, involves a transaction which will cause the Company's Series D Preferred
Stock to no longer be listed on the Boston Stock Exchange or be quoted on an interdealer quotation system of a national securities association. Accordingly the recipient of this Proxy Statement is advised that:

     (A) THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

     (B) NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is November 26, 1996.

RECORD DATE AND VOTING SECURITIES

     Only Shareholders of record at the close of business on November 19,
1996, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 46,162,215 shares of the Company's common stock, no par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There were
1,013,628 shares of Series Z Preferred Stock, $.25 par value outstanding ("Series Z Preferred Stock"). Each outstanding share of Series Z Preferred Stock is convertible into 50 shares of Common Stock and therefore entitled to fifty votes. Additionally, there were 389,975 shares of Series D Preferred Stock, no par value ("Series D Preferred Stock"), outstanding. Each outstanding share of Series D Preferred Stock is only permitted to vote on proposal 6. The Common Stock, Series Z Preferred Stock and Series D Preferred
Stock are collectively referred to herein as "Capital Stock".   There was no
other class of voting securities of the Company outstanding on the Record Date.

     The holders of Common Stock and Series Z Preferred Stock vote together as a single class on proposal 1, 2, 3, 4, 5 and 7 addressed at the Annual Meeting. The holders of the outstanding shares of Common Stock and Series Z Preferred Stock, considered as one class, entitled to cast a majority of votes represented by such shares, present in person or by proxy, will constitute a quorum at the Meeting for purposes of voting on proposal 1, 2, 3, 4, 5 and
7. The holders of the outstanding shares of Series D Preferred Stock entitled to cast a majority of votes represented by such shares, present in person or by proxy, will constitute a quorum at the Meeting for purposes of voting on proposal 6.

     The affirmative vote of a plurality of the shares of Common Stock and Series Z Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote, is required for the approval of
proposal 1, 2, 3, 4, 5 and 7.   The affirmative vote of a majority of the
shares of Series D Preferred Stock present in person or represented by proxy and entitled to vote, is required for the approval of proposal 6.

     All votes will be tabulated by the inspector of election appointed at the Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of Directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting.

                              VOTING OF PROXIES

     Shares of Capital Stock entitled to vote at the Meeting represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy of the holders of Common Stock and Series Z Preferred Stock, the Proxy represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the amendment to the Company's Certificate of Incorporation to change the name of the Company; (iii) for the amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Stock; (iv) for the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock; (v) for the Company's 1996 Stock Option Plan;
(vi) for the selection of Moore Stephens CPA's to act as the Company's Independent Certified Public Accountants for the fiscal year ending March 31, 1997; and (vii) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy. If no specification is indicated on the Proxy of the Series D Preferred Shareholders, the Proxy represented thereby will be voted for the proposal to amend the Company's Certificate of Incorporation to eliminate the Company's Series D Preferred Stock. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.


                              SECURITY OWNERSHIP

     The following table sets forth information concerning ownership of the Company's Common Stock and Series D Preferred Stock, as of November 19, 1996, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock and Series D Preferred Stock, each director, each executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent shareholders, directors and executive officers of the Company is 200 Monument Road, Suite 10, Bala Cynwyd, PA 19004. As of November 19, 1996 there were 46,162,615 shares of Common Stock outstanding and 389,975 shares of Series D Preferred Stock outstanding.

                                        Shares Beneficially
                                              Owned


                                                              Series D
                                        Common                Preferred
Name (1)                                Stock      Percent      Stock   Percent

Larry S. Berman(2)(4)                 16,566,163     27.4%         0       ---
Cary Berman(2)(5)                     12,185,800     21.0%         0       ---
William H. Patrowicz (6)              13,331,800     22.4%         0       ---
Harold Goldstein (7)                  11,032,000     19.3%         0       ---
All Directors and Executive Officers
 as a Group (4 persons)(3)            53,115,763     54.8%         0       ---
________________________

1. Except as indicated below, all of such persons and entities have sole investment and voting power over the shares listed as being owned by them.

2. Cary B. Berman is the son of Larry Berman, the Chairman of the Company. Mr. Larry Berman has sole voting and dispositive power with respect to 200,000 shares held by Cary Berman until December 20, 1996. See "Certain Transactions".

3. Includes 1,013,628 shares of the Company's Series Z Preferred Stock. Each share of Series Z Preferred Stock is convertible into 50 shares of the Company's Common Stock after September 17, 1998, but is entitled to vote at the Meeting as if the shares were already converted.

4. Includes 286,636 shares of Series Z Preferred Stock which is equivalent to 14,331,800 shares of Common Stock entitled to vote at the Meeting.

5. Includes 239,716 shares of Series Z Preferred Stock which is equivalent to 11,985,800 shares of Common Stock entitled to vote at the Meeting.

6. Includes 266,636 shares of Series Z Preferred Stock which is equivalent to 13,331,800 shares of Common Stock entitled to vote at the Meeting.

7. Includes 220,640 shares of Series Z Preferred Stock which is equivalent to 11,032,000 shares of Common Stock entitled to vote at the Meeting.

                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

     Unless otherwise specified, all Proxies received from the holders of Common Stock and the holders of Series Z Preferred Stock will be voted in favor of the election of Larry S. Berman, William H. Patrowicz, Harold Goldstein, and Cary Brett Berman, the four nominees. Directors shall be elected by the votes cast, in person or by proxy, at the Meeting. All nominees for Director are currently directors of the Company. The terms of the nominees expire at the Meeting and when their successors are duly elected and shall have qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies from the holders of Common Stock and the holders of Series Z Preferred Stock will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The following table sets forth the ages of the Directors and the positions they hold in the Company:

NAME                        AGE          POSITION WITH THE COMPANY

Larry S. Berman              62          Chairman, Chief Executive Officer,
                                         Secretary and Director.

William H. Patrowicz         48          President, Chief Operating
                                         Officer, Treasurer and Director

Harold Goldstein             65          Director

Cary B. Berman               36          Vice President and Director


     Larry S. Berman has served as Chairman, Secretary and Director of the Company since June 1992. Since 1982, Mr. Berman has been Vice President of Coastal Leasing and Investment, Inc. where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds. Mr. Berman became a Director of the Company's subsidiary Country World Casinos, Inc. ("Country World") in May 1995. On October 12, 1995 Country World filed a voluntary bankruptcy petition under Chapter 11 Title II of the United States Code in the United States Bankruptcy Court, District of Colorado (Index No. 9520563RJB). Country World initiated this proceeding to avoid the public sale of its major assets and protect its shareholders as a result of a Colorado action requiring the sale of property in Blackhawk, Colorado to satisfy the claims of New Allied Development Corporation and TomnyKnocker Casino Corporation ("NADC/TKCC"). Country World submitted a plan of reorganization to the Court in May 1996 and, following a September 1996 hearing relating to the claims of NADC/TKCC, the Court issued an Order structuring the settlement of these claims. Mr. Berman also serves as Chairman of the Board, and Chief Executive Officer of the Company's private subsidiaries.

     William H. Patrowicz has served as President, Chief Operating Officer, Treasurer and Director of the Company since June 1992. From 1982 to December 1991, Mr. Patrowicz was employed by Gunnebo Fastening Corp., most recently as Senior Vice President of Operations. Mr. Patrowicz became Secretary, Treasurer and Director of Country World in April 1995. Mr. Patrowicz also serves as Vice-Chairman, Secretary and Treasurer of the Company's private subsidiaries. See Larry Berman's biography for information concerning certain legal proceedings to which Country World is a party.

     Harold Goldstein has served as a Director of the Company since March 1996. Since 1982, Mr. Goldstein has been President of Coastal Leasing and Investment, Inc., where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds. Mr. Goldstein became a Director of Country World in May 1995. Mr. Goldstein also serves as a Director of the Company's private subsidiaries. See Larry Berman's biography for information concerning certain legal proceedings to which Country World is a party.

     Cary B. Berman served as a Sales Representative for the Company from December 1992 until December 1993 when he was promoted to Vice President of Retail Sales. Prior to joining the Company, Mr. Berman was President of Active American Apparel, Inc., a New York based clothing company, from 1985 to December 1992. Mr. Berman became a Director of Country World in May 1995.
Mr. Berman also serves as President and Director of the Company's private subsidiaries. See Larry Berman's biography for information concerning
certain legal proceedings to which Country World is a party.   Mr. Berman is
the son of Larry S. Berman.

     Each of the above Directors is a citizen of the United States of America, and none of the above Directors during the last five years have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote for the election of each of the nominees.


MEETINGS

     For the fiscal year ended March 31, 1996, there were 18 meetings of the Board of Directors. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New Jersey. The Board of Directors does not have a standing nominating committee.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to its chief executive officer and each of its executive officers whose total cash compensation exceeded $100,000 for the fiscal periods ended March 31, 1996, 1995 and 1994, respectively:


Name and                Fiscal Year        Salary         Bonus   Other Annual
Principal Position                          ($)            ($)    Compensation

Larry Berman,              1994            26,000(1)        0          0
Chairman and Chief         1995           117,000(2)        0          0
Executive Officer          1996           156,000           0          0

William H. Patrowicz,      1994           104,000           0          0
President and Chief        1995           110,500(3)        0          0
Operating Officer          1996           130,000           0          0
____________________
(1) Until December 31, 1993, Mr. Berman served for no compensation. During the three months ended March 31, 1994, his compensation was equivalent to the compensation of Mr. Patrowicz.

(2) Includes a portion of a $156,000 annual salary which took effect January 1, 1995.

(3) Includes a portion of a $130,000 annual salary which took effect January 1, 1995.

     The value of personal benefits furnished to Mr. Patrowicz and Mr. Berman did not exceed 10% of their respective cash compensation.

     The Company has no stock option, defined benefit or restricted stock award plans at this time.

     The Company estimates that prior to January 1, 1994, Mr. Larry Berman spent approximately 5% to 10% of his time advising the Company with respect to its affairs. Since January 1, 1994, Mr. Berman has spent a substantial majority of his time in management activities relating to the Company. The Board of Directors of the Company has voted to give Mr. Berman a salary of $156,000 per year. Mr. Berman will not receive any compensation for previously rendered services.


DIRECTORS COMPENSATION

     Directors receive no fees or other compensation (other than reimbursement of travel expenses) for attendance at meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a Consulting Agreement, dated August 12, 1994, with Alfred Abrams, the former Vice Chairman and Director of the Company, pursuant to which Mr. Abrams is to devote up to ten hours a week to soliciting business for the Company and participating in its marketing and long term planning efforts, among other things. The Consulting Agreement memorialized a verbal arrangement negotiated between the Company and Mr. Abrams in January 1994. Such agreement was terminated in December 1995.

     On August 22, 1995, Samanda, Inc. converted its remaining $30,000 debt into 30,000 shares of Series C Preferred Stock and on December 11, 1995 into 120,000 shares of Common Stock.

     In July 1995, Norlar, Inc. converted $100,000 of indebtedness into 100,000 shares of Series C Preferred Stock and in December 1995, converted such into 400,000 shares of Common Stock. Norlar, Inc. is a company owned by the Company's Chairman of the Board, Larry Berman and his wife.

     In July 1995, 75,000 shares of Series B Preferred Stock, held by Norlar, Inc., were converted into 450,000 shares of Series C Preferred Stock, pursuant to the terms thereof, and accordingly converted into 1,800,000 shares of Common Stock.

     In May 1995, in order to reduce the Company's indebtedness, the Company issued 50,000 shares of Series C Preferred Stock to Mr. Lloyd Kartchner, former CEO of Navtech, a wholly owned subsidiary of the Company, and former director of the Company, in exchange for the Company's note in the amount of $50,000. In October 1995, Mr. Kartchner converted such shares into 200,000 shares of the Company's Common Stock

     No underwriters were involved in connection with the above transactions and, consequently, there were no underwriting discounts or commissions.

     Mr. Cary Brett Berman, the son of Mr. Larry Berman, the Chairman of the Company, owns 200,000 shares of Common Stock. In July 1992, sole voting and dispositive power with respect to such stock was transferred to Mr. Larry Berman by a written instrument transferring such rights until May 1995, which date was subsequently extended to December 20, 1995, two years from the IPO and was again extended to December 20, 1996.

     On April 20, 1995, the Company acquired 5,000,000 shares of Common Stock of Country World, in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The Company also acquired 16,667 shares of Country World Common Stock in a separate transaction for $50,000. Country World has purchased real estate located in the gaming district of Black Hawk, Colorado, on which it seeks to construct a Casino. In addition, the Company acquired an additional 2,250,453 shares of Common Stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's Common Stock. As of March 31, 1996, the Company owns 66.9% of the outstanding shares of Country World Common Stock and 55.4% of the total voting stock (Common and Preferred) of Country World.

     From December 1995 to March 1996, the Company sold 767,000 shares of its
Series E Convertible Preferred Stock for $10.00 per share.   This transaction
was done in accordance with Regulation S of the Securities Act of 1933. The Series E Preferred Stock is convertible into the Company's Common Stock at the lesser of 75% of the bid price on the date of closing or 65% of the bid price on the five days preceding the conversion date. The Company received net proceeds from this transaction of approximately $6,628,000. The proceeds were utilized for repayment of debt, settlement of litigation fees associated with securing financing for Country World Casinos, Inc. and working capital for the Company and Navtech.

     In December 1995, the Company committed to guaranty a $5 million loan for Country World for use in paying the secured and unsecured creditors of Country World. The loan is approved by the U.S. Bankruptcy Court for the District of Colorado and said funds are to be distributed in accordance with the Court's Order.

     In December 1995, the Company committed to guaranty a $27.35 million letter of intent for Country World in the form of permanent financing to replace construction financing for the largest casino in the state of Colorado, however, there can be no assurance that the closing of such financing will occur.

     On October 10, 1995, Phil B. Acton, Trustee of the Calvin Black Trust commenced a lawsuit against the Company in the United States District Court for the District of Utah, Central Division, case number 95CV 09305. This action seeks repayment of a promissory note in the principal amount of $500,000. On January 15, 1996 the Company, the Calvin Black Trust and Norlar, Inc. a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company, and his spouse, entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of a Registration Statement, either 250,000 shares of the Company's Common Stock, or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of
the Sale and Forbearance.   The Company will repay Norlar the $250,000 and
replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust pursuant to the terms of the Sale and Forbearance Agreement in either cash or the Company's securities as determined by the Company's Board of Directors. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a Registration Statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common stock, whichever be greater, for an extension of time to file a Registration Statement. In September 1996, the Agreement was amended and the Trust accepted Navtech's interest in RoomSystems, Inc. as full and final settlement for the debt.

     On January 24, 1996, the Company hired Corporate Relations Group, Inc. ("CRG") to act as the Company's financial public relations firm. The agreed fee for these services was $350,000 payable in cash or, at the Company's option 273,437 shares of the Company's Common Stock. Norlar, Inc. a company owned by Mr. Larry Berman, the Company's Chairman, and his spouse, assumed the Company's obligations under the agreement and transferred to CRG 273,437 shares of the Company's Common Stock. The Company has agreed to repay Norlar, Inc. at the discretion of the Board of Directors either $350,000 ($1.28 per share) or 273,437 shares of the Company's Common Stock prior to July 31, 1996. On February 26, 1996, the Company paid Norlar, Inc. $350,000 in lieu of issuing additional shares of stock.

     In April 1996, the Company filed a Certificate of Amendment to its Certificate of Incorporation pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, to authorize the issuance of 555,000 of Preferred Stock of the Corporation to be designated Class Z Preferred Stock, $0.25 par value. Such designation was approved by the State in April 1996. In September 1996, the Company increased such designation to 1,050,000 shares. The reason for such authorization is due to the Company, its Board of Directors and management team as a whole, submitting on behalf of Country World to a licensing procedure enforced by the State of Colorado Gaming Commission. Under the terms of the licensing procedure, all parties must be licensed prior to opening operations of Country World Casinos and if there was to be a sudden change in control in the Board of Directors or management team, the Casino would be forced to close until new personnel could be licensed, quite possibly totally paralyzing Country World's proposed gaming operation. Therefore, in order to protect the shareholders investment, the Company has seen fit to file an Amendment to its Certificate of Amendment to its Certificate of Incorporation to authorize the Class Z Preferred Stock, which through its conversion will maintain the voting balance of the Company such that a take over and or buy out of large blocks of stock will not disrupt the planned building and licensing of Country World Casinos or disturb ongoing operations once the Casino is completed.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT O1F 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended March 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                               PROPOSAL NO. 2

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
                           TO "HOLLY HOLDINGS, INC."

     The Board of Directors deems it to be in the best interests of the Company to change the name of the Company from "Holly Products, Inc." to "Holly Holdings, Inc.". The Board of Directors believes that this name better describes the Company's current and planned operations. To effect this change in the Company's name, the Company's Certificate of Incorporation will be amended accordingly. A composite proposed amendment to the Company's Certificate of Incorporation effecting the changes set forth in proposals 2, 3, 4 and 6 is annexed hereto as Exhibit A (the "Proposed Certificate of Amendment") to which reference is hereby made.


RECOMMENDATION AND VOTE

     The Board of Directors has approved the amendment to the Company's Certificate of Incorporation changing the name of the Company to "Holly Holdings, Inc." and unanimously recommends a vote for the approval of this proposal (Proposal No. 2). Such approval requires the affirmative vote of the holders of a majority of shares of Common Stock and Series Z Preferred Stock.

                              PROPOSAL NO. 3

   TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
       EFFECT A ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S COMMON STOCK


GENERAL

     The Board of Directors of the Company has adopted, subject to stockholder approval, a resolution proposing an amendment to the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Stock Split") pursuant to which each ten shares of Common Stock ("Old Common Stock") will become one share of the Company's then outstanding common stock ("New Common Stock"). Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     The Certificate of Incorporation presently authorizes 50,000,000 shares of Common Stock, of which 46,162,615 shares were issued and outstanding on the Record Date.

PURPOSE OF THE REVERSE STOCK SPLIT

     The Common Stock is currently quoted on the NASDAQ Stock Market's Small-Cap Market System ("NASDAQ - SCMS"). The Company believes the Reverse Split is necessary to maintain its listing on NASDAQ-SCMS pursuant to the listing criteria established by NASDAQ. For continued inclusion on NASDAQ-SCMS, the minimum bid price per share is $1.00, provided however that an issuer shall not be required to maintain the $1.00 per share minimum bid price if it maintains market value of public float of $1,000,000 and $2,000,000 in capital and surplus (the "Alternative Criteria") . The closing bid price per share of the Common Stock as reported on the NASDAQ-SCMS on November 18, 1996 was $.3125. NASDAQ has announced rule proposals that will, among other things, either eliminate or significantly modify the Alternative Criteria in the near future, which given the current price of the Common Stock will result in the Company's Common Stock being delisted. It is expected that, as a result of the Reverse Split, the market price of the Common Stock should increase significantly, thereby enabling the Company to maintain its listing on NASDAQ-SCMS in the event that the Alternative Criteria is eliminated or significantly modified.

     The Board of Directors also believes that the current low per share price of the Common Stock as reported on the NASDAQ-SCMS has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares. Reasons for these effects include internal policies of certain institutional investors which prevent the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

     In addition, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors also believes that the proposed Reverse Split will enhance the Company's flexibility in the future for financing, capitalization and acquisition needs. There can, however, be no assurance that any of the foregoing effects will occur.

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF
THE COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.


EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If proposal 3 is approved by the stockholders, the Reverse Stock Split would become effective at such time as the Company files the Certificate of Amendment to the Certificate of Incorporation ("Certificate of Amendment") with the Secretary of State of New Jersey (the "Effective Date"). The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval by the Company's stockholders. Upon the filing of the Certificate of Amendment, all of the Old Common Stock will be converted into

New Common Stock as set forth in the Certificate of Amendment. The number of shares of New Common Stock will be rounded up to the nearest whole share as fractional shares will not be issued. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual stockholder is entitled.


CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the Effective Date, the Company will request all holders of Common Stock to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock have been converted ("New Certificates") as a result of the Reverse Split. Each stockholder will receive a letter of transmittal from the Company's transfer agent, Stock Trans, Inc., Ardmore, Pennsylvania (the "Transfer Agent"), containing instructions on how to exchange certificates Stockholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive New Certificates, stockholders must surrender their Old Certificates pursuant to the transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

     Beginning with the Effective Date, each Old Certificate will, until surrendered and exchanged as described above, be deemed for all corporate purposes to evidence ownership of the whole number of shares of the Common Stock into which the shares evidenced by such Old Certificate have been amended.

     No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive a whole share of New Common Stock for any fractional share at no additional cost. The number of shares of New Common Stock to be issued in connection with rounding up such fractional interest is not expected by management of the Company to be material.


CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the Reverse Stock Split will be to decrease the number of shares of Common Stock outstanding from 46,162,615 to approximately 4,616,262, before giving effect to the rounding up of fractional shares referred to above.

     The shares of New Common Stock will be fully paid and non-assessable. The relative voting and other rights of holders of the New Common Stock will not be altered by the Reverse Stock Split. The Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Certain stockholders' post-Reverse Stock Split holdings may include an "odd lot" number of shares. In general, it is somewhat more difficult to purchase or sell an odd-lot number of shares, and transactions in odd lots are subject to higher commissions and other transaction costs applicable to so-called odd lots.

     The number of shares subject to outstanding preferred stock, warrants and options, as well as the exercise price thereof, will be proportionately adjusted to reflect the Reverse Stock Split, to the extent each is set forth in the documents defining the holders of such securities rights.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., nonresident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

     The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Stock Split. However, the Company believes that because the Reverse Stock Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following effects:

     The amendment of shares of Old Common Stock to become share of New Common Stock should not result in recognition of gain or loss (except in the case of the portion of a whole share of New Common Stock attributable to the rounding up to the nearest whole number of shares of New Common Stock in lieu of fractional shares as described above). The holding period for the shares and portions of shares of New Common Stock will include the stockholder's holding period for his shares of Old Common Stock, provided that the shares of Old Common Stock were held as a capital asset. The portion of the shares of New Common Stock attributable to rounding up for fractional shares will have a holding period commencing on the Effective Date. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the shares of Old Common Stock, increased by the income or gain attributable to the rounding up to a whole number of shares as described herein. Shares of New Common Stock attributable to the rounding up to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders should generally recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each share of New Common Stock attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received for the exchange of property.

RECOMMENDATION AND VOTE

     Assuming the presence of a quorum, the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split requires the approval by the holders of a majority of the outstanding shares of Common Stock and Series Z Preferred Stock. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted FOR such approval. The Board of Directors has approved the amendment to the Company's Certificate of Incorporation effecting a ten-for-one Reverse Stock Split of the Company's Common Stock and unanimously recommends a vote FOR the approval of the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 3).


                             PROPOSAL NO. 4

       TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
            THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                     50,000,000 TO 150,000,000 SHARES


     The Company's Certificate of Incorporation currently authorizes 52,000,000 shares of capital stock comprised of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 150,000,000. Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     As of November 19, 1996, there were 46,162,615 shares of Common Stock issued and outstanding. The Company is presently pursuing additional potential sources of equity capital and potential acquisitions, although no arrangements have been made to secure such capital or acquisitions. The Board of Directors believes that it is in the best interest of the Company and its shareholders that additional shares of Common Stock should be available to allow for capital formation and acquisitions.

     The Board also believes that the availability for issuance of a sufficient number of shares of its capital stock, including Common Stock, will provide the Company with greater flexibility to take advantage of favorable business opportunities and meet business needs as they arise, including the acquisition of other businesses in the future. There are no present plans or arrangements to effect any such acquisition. The issuance of additional shares of Capital Stock for capital formation purposes, or otherwise, will result in the dilution of the ownership interest of the current shareholders of the Company.

RECOMMENDATION AND VORE

     Assuming the presence of a quorum, the proposal to amend to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock requires the affirmative vote of a majority of the votes cast by the holder of shares of Common Stock and Series Z Preferred Stock entitled to vote thereon. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, will be voted FOR such approval. The Board of Directors has approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock.

     The Board of Directors unanimously recommends a vote FOR the approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal No. 4).


EFFECTIVE DATE

     The effective date of the amendment to the Certificate of Incorporation set forth in this Proposal, if the required approval of shareholders is obtained, will be the date of the filing of the Certificate of Amendment in the office of the Secretary of State of New Jersey. The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval of the proposal by the Company's shareholders.


                               PROPOSAL NO. 5

              TO APPROVE THE COMPANY'S 1996 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted the Holly Holdings, Inc. 1996 Stock Option Plan (the "Option Plan") and directed that it be presented to the stockholders for their approval and adoption. The Option Plan designates a Stock Option Committee to be appointed by the Board of Directors and authorizes the Stock Option Committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, until December 1, 2006, stock options for up to 1,000,000 shares of New Common Stock of the Company. Reference is hereby made to the Holly Holdings, Inc. 1996 Stock Option Plan which is annexed hereto as Exhibit B.


ELIGIBILITY

     Officers, Directors, consultants and other key employees of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options under the Option Plan.

ADMINISTRATION

     The Option Plan is administered by the Stock Option Committee to be appointed by the Board of Directors of the Company. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The initial members of the Stock Option Committee consist of the entire Board of Directors.


STOCK OPTIONS

     The Option Plan permits the granting of non-transferable stock options which do not qualify as incentive stock options under Section 44 of the Internal Revenue Code of 1986. The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but the price may not be less than 50% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years and two days from the date of the grant.


LOAD PROVISIONS

     The Option Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to participants in connection with the exercise of options granted under the Option Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Option Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.


TRANSFER RESTRICTIONS

     Grants under the Option Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.


TERMINATION OF BENEFITS

     In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Option Plan may exercise stock options and receive the benefits of restricted stock grants following their termination, or their employment or tenure as a Director, as the case may be.

CHANGE OF CONTROL

     The Option Plan provides that (a) in the event of a "Change of Control" (as defined in the Option Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Option Plan), (i) all stock options (to the extent outstanding for at least six months) will become immediately exercisable; and (ii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.


CONFLICT OF INTEREST

     The issuance of stock options could have a dilutive effect on the holders of the Company's outstanding shares of Common Stock. Further, the overhang of a significant number of shares of Common Stock subject to stock options could make it more difficult for the Company to obtain financing on favorable terms. The Board of Directors deemed the adoption of the Option Plan necessary to attract and retain qualified personnel for the Company' operations. Although there is an inherent conflict of interest in the Board of Directors who hold 54.8% of the voting shares approving this amendment, the Board of Directors considers these changes to be fair to the non-affiliated
shareholders of the Company.   In considering this proposal the Board of
Directors considered that the alternative to compensating management and consultants with non-incentive options is cash compensation. Since the Company is not in a financial position to attract and retain qualified personnel through the payment of high cash compensation, it believes that the use of stock options is in the best interests of all shareholders. The Board of Directors, in determining the fairness of the transaction, did not consider submitting this proposal to the disinterested shareholders for approval despite their potential conflict of interest in the granting of stock options and the lack of any statutory appraisal rights for dissenting shareholders.


RECOMMENDATION AND VOTE

     Assuming the presence of a quorum, the proposal to approve the Company's 1996 Stock Option Plan requires the approval by the holders of a majority of the outstanding shares of Common Stock and Series Z Preferred Stock. Proxies will be voted for or against such approval in accordance with the specification marked thereon and, if no specification is made, will be voted FOR such approval.

     The Board of Directors has approved the Company's 1996 Stock Option Plan and unanimously recommends a vote FOR the approval of the Company's 1996 Stock Option Plan. (Proposal No. 5)

                               PROPOSAL NO. 6

            TO APPROVE THE ISSUANCE OF FIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR ONE SHARE OF THE COMPANY'S SERIES
               D PREFERRED STOCK AND TO AMEND THE COMPANY'S
         CERTIFICATE OF INCORPORATION TO DELETE ANY REFERENCE TO, OR ANY
             PROVISION FOR THE CLASS OF AUTHORIZED STOCK DESIGNATED
                       AS SERIES D PREFERRED STOCK

GENERAL

     In November 1994, the Company issued 402,500 shares of Series D 10% Cumulative Convertible Non-Redeemable Preferred Stock in an underwritten public offering at $10 per share. At the present time there are 389,975 shares of Series D Preferred Stock outstanding held by 15 recordholders.

     The Board of Directors has unanimously adopted, subject to the Series D Preferred stockholders approval, a resolution proposing to recapitalize the Company by deleting any reference to, or any provision for Series D Preferred Stock in the Company's Certificate of Incorporation (the "Recapitalization"). The Recapitalization, if approved, will be accomplished by the filing of the Certificate of Amendment and an exchange offer whereby the Company will exchange five shares of Old Common Stock, as discussed in proposal 3, for one share of the Company's Series D Preferred Stock, or one share of New Common Stock for two shares of the Company's Series D Preferred Stock after the Reverse Stock Split. Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     The purpose of this proposal is to simplify the Company's capital structure, to streamline the Company's voting procedures, to eliminate accrued dividends which the Company at the present time is not legally permitted to pay, and to simplify and facilitate the issuance of additional securities, if, when and to what extent desired by the Company.

     As of the Record Date, the Company's authorized capital consists of; 50,000,000 shares of Common Stock, no par value, of which 46,162,615 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, of which 450,000 are designated as Series D, and 1,050,000 are designated Series Z. There were 389,975 shares of Series D Preferred Stock, and 1,013,628 shares of Series Z Preferred Stock issued and outstanding as of the Record Date.
Neither the Company nor any affiliate has purchased any shares of Series D Preferred Stock. Accordingly, neither the Company nor any affiliate, associate, majority owned subsidiary, has any beneficial interest in any shares of Series D Preferred Stock. The following discussion of Voting Rights, Dividends and Distributions, and Convertibility of shares of Series D Preferred Stock is qualified in its entirety by reference to the Company's Certificate of the Designation, Powers, Preferences and Rights of the Series D 10% Cumulative Convertible Non-Redeemable Preferred Stock filed with the Secretary of State of the State of New Jersey on October 14, 1994.

VOTING AND APPRAISAL RIGHTS

     Holders of the Series D Preferred Stock do not have any voting rights except for matters in which a vote of the Series D Preferred Stock is required by law and for matters involving (i) the increase or decrease in the aggregate number of authorized shares of Series D Preferred Stock, (ii) the increase or decrease in the par value of the Series D Preferred Stock, or (iii) the alteration of the preferences, powers or rights of the Series D Preferred Stock so as to affect them adversely. In the foregoing cases, the holders of the Series D Preferred Stock, voting as a class, are entitled to one vote per share, in the same manner as the Common Stock.


DIVIDENDS AND DISTRIBUTIONS

     The holders of the shares of the Series D Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $1.00 per share, in preference to dividends on Junior Securities (the Common Stock and all such equity securities of the Company to which the Series D ranks prior). No dividends are paid to the Series D Stockholders unless all accrued and unpaid dividends on all outstanding shares of Senior Securities have been or will be declared and paid or set apart for payment, without interest. Each such dividend is fully cumulative and accrues (whether or not declared), without interest. As of the Record Date, $140,875 of dividends have been paid to holders of Series D Preferred Stock and approximately $600,000 of dividends have been accrued, but not declared or paid.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series D Preferred shares are entitled to a return of an amount in cash equal to $10.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (aggregating approximately $600,000 or $1.54 per share), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of outstanding shares of Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior
Securities, if any, shall have been paid in full.


CONVERTIBILITY

     Currently, the Series D Preferred Stock is convertible, at the shareholders option, into two fully paid, non-assessable shares of the Company's Common Stock.


EFFECTS OF THE RECAPITALIZATION ON THE HOLDERS OF SERIES D PREFERRED STOCK

     If the Recapitalization is approved, each outstanding share of the Series D Preferred Stock will be converted into one-half share of New Common Stock (which is the equivalent of five shares of Old Common Stock) from and after the effective time of the amendment effectuating the Recapitalization. Accordingly, holders of the Series D Preferred Stock will automatically become holders of the New Common Stock, and as such will lose the special rights and preferences of the Series D Preferred Stock as discussed above, including any right to accrued but undeclared dividends. The Company's Transfer Agent will be directed to treat certificates representing shares of the Series D Preferred Stock as representing shares of New Common Stock from and after the effective time of the Recapitalization and new certificates will be issued in the form of certificates representing shares of the New Common Stock upon the presentation of Series D Preferred Stock Certificates presented for transfer or exchange.

     If the Reverse Stock Split of the Common Stock which will be considered at the Meeting is approved, the shares of Common Stock received by the holders of the Series D Preferred Stock as a result of the reclassification will be reduced consistent with the terms of such Reverse Stock Split. The foregoing discussion assumes that the Reverse Stock Split which will be considered at this Meeting will be approved. See proposal 3 above. In the event the Reverse Stock Split is approved and the holders of Series D Preferred Stock do not approve the Recapitalization, each share of Series D Preferred Stock will be convertible into one-fifth of a share of New Common Stock (which is the equivalent of two shares of Old Common Stock).


CERTAIN MARKET INFORMATION

     The Company's Series D Preferred Stock is currently traded on the NASDAQ SmallCap Market and Boston Stock Exchange under the respective symbols "HOPRP" and "HOPP".

     The following table sets forth the high and low bid prices for such security as reported by the NASDAQ SmallCap Market during the quarter ended as indicated:

   Period                                     High               Low

     December 31, 1994                         $16               $11

   1995
     March 31, 1995                             16                10
     June 30, 1995                              15 1/4            10
     September 30, 1995                         12                 5 1/2
     December 31, 1995                           8                 2 1/4

   1996
     March 31, 1996                              6                 2 5/8
     June 30, 1996                               4 1/2             2 3/4
     September 30, 1996                          2                   3/4

     On November 11, 1996, the closing bid price of the Series D Preferred Stock as reported by NASDAQ was $.84.

PURPOSES OF RECAPITALIZATION

     The outstanding shares of Series D Preferred Stock constitute a very small proportion of the Company's capital structure. Notwithstanding the small size of this class of securities, the Board of Directors believes that the existence of the Series D Preferred Stock together with the accrued but unpaid dividend has a disproportionate negative impact upon the ability of the Company to raise additional equity capital. It is believed that the simplification of the capital structure resulting from the proposed elimination will facilitate the issuance of additional equity securities and, to the extent thought desirable by the Board, enable the Company to raise capital through the issuance of such additional equity securities more efficiently and economically. There can be no assurance that any offering will be attempted or, if attempted, that it will be successful. The elimination of the Series D Preferred Stock will also streamline and lessen the cost of shareholder votes on items which would otherwise require a class vote by holders of the Series D Preferred Stock.

     The Board of Directors considered several alternatives to the Recapitalization including offering a lesser number of shares of New Common Stock in exchange for Series D Preferred Stock and proposing a cash redemption. The Company is not presently in a position to pay what the Board of Directors deems to be a reasonable cash redemption.


TAX CONSEQUENCES

     If the proposal regarding the elimination of the Series D Preferred Stock into Common Stock is approved, the conversion of the Series D Preferred Stock into Common Stock pursuant to the Amended Certificate of Incorporation would be treated as a recapitalization under Section 368 of the Internal Revenue Code. Accordingly, neither the Company nor its shareholders would recognize gain or loss for federal income tax purposes, except that a shareholder who receives cash in lieu of fractional shares would be taxed on the receipt of the cash as though same were a dividend (ordinary income). Each shareholder's basis in, and holding period for, his shares of Series D Preferred Stock prior to the conversion would carry over to the Common Stock received upon the conversion.

     The foregoing is only a brief summary of the anticipated tax effects of the proposed reclassification under current federal law. Shareholders are encouraged to consult with their own tax advisors regarding the effects of these transactions under applicable federal, state, local and foreign tax laws and regulations.


FAIRNESS OF THE RECAPITALIZATION

     The Board of Directors believes the Recapitalization is fair to holders of the Series D Preferred Stock and Common Stock taken as a whole. The principal factors considered in determining the fairness of the Recapitalization are the historical and current market prices of the Series D Preferred Stock. Such factors as net book value, going concern value, and liquidation value, were not given significant weight because the Company's net tangible book value at June 30, 1996 was $753,872 and a substantial portion of that book value is subject to a claim of senior security holders of the Company's subsidiary, Country World.

     The shares of Series D Preferred Stock trade only sporadically as compared to an average daily trading volume of approximately 800,000 shares of Common Stock during the 30 day period ended November 12, 1996. Without the changes contemplated by the Recapitalization, each share of Series D Preferred Stock is convertible into two shares of Old Common Stock (which at the closing bid price of November 12, 1996 equals $.75). If the holders of the Series D Preferred Stock approve the Recapitalization, each share of Series D Preferred Stock would be converted into five shares of Old Common Stock (which at the closing bid price of November 12, 1996 has a market value of $1.875). However, there is no assurance that the current market price will be sustained following the Reverse Stock Split, see proposal 3. In making this analysis, the Board of Directors did not rely on any report, opinion or appraisal of any third party and the Board of Director is not aware of any firm offer made by any person during the 18 month period preceding the date of this Proxy Statement for any merger or consolidation of the Company into or with any such person, the sale or transfer of any substantial part of the assets of the Company, or control securities of the Company, other than the issuance of Series Z Convertible Preferred Stock to certain officers and directors of the Company. See Certain Relationships and Related Transactions.


RECOMMENDATIONS OF BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors recommends that shareholders FOR the proposed Recapitalization of the Series D Preferred Stock (Proposal No. 6).


REQUIRED SHAREHOLDER VOTE

     Approval of the proposed Recapitalization of the Series D Preferred Stock will require the affirmative vote of a majority of the outstanding shares of the Series D Preferred Stock, present in person or proxy and voting at the Annual Meeting.


                               PROPOSAL NO. 7

               TO RATIFY THE SELECTION OF MOORE STEPHENS CPA'S
                 AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has recommended that Moore Stephens CPA's be retained as the Company's Independent Certified Public Accountants for the fiscal year ended March 31, 1997. In the event the stockholders do not ratify the retention of Moore Stephens, CPA's, the selection of other Independent Certified Public Accountants will be considered by the Board of Directors. A representative of the firm of Moore Stephens, CPA's is expected to be present at the meeting and will be available to respond to appropriate questions.
They will be given an opportunity to make a statement if they desire to do so.


RECOMMENDATION AND VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock and Series Z Preferred Stock present in person and by proxy and voting at the Meeting is required for ratification of the selection of Independent Certified Public Accountants.

     The Board of Directors has approved the selection of Moore Stephens and unanimously recommends a vote FOR ratification of the selection of Moore Stephens, CPA's (Proposal No. 7).


SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than July 29, 1997.


ANNUAL REPORT

     All Shareholders of record as of November 19, 1996 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996. Such report contains certified consolidated financial statements of the Company for the fiscal year ended March 31, 1996.


OTHER BUSINESS

     There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.


FINANCIAL INFORMATION

     The following materials included in this mailing contain financial disclosure regarding proposals 3, 4 and 6:

     (1)     Form 10-K for the fiscal year ended March 31, 1996;

     (2)     Form 10-Q for the period ended September 30, 1996;

     (3) Exhibit C - Statement of Ratio of Earnings to Fixed Charges for Each of the Fiscal Years ended March 31, 1996 and 1995, and the six month period ended September 30, 1996 and 1995, and book value per share at March 31, 1996 and 1995, and at September 30, 1996 and 1995.

COST OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

     The following is a statement of estimated expenses to be incurred by the Company in connection with the Proposals contained within this Proxy Statement, including Proposal Number 6:

     Filing Fee                                    $     170.62
     Legal Expense                                    30,000.00
     Accounting Expense                               10,000.00
     Reimbursement of Mailing Expenses                25,000.00
     Printing Expense                                 10,000.00
     Miscellaneous                                     5,000.00

     Total Estimated Expenses                        $80,170.62



                                             By Order of the Company,


                                           __/s/Larry S. Berman__________
                                             Larry S. Berman
                                             Chairman, CEO & Secretary

Dated:     Bala Cynwyd, Pennsylvania
           November 26, 1996


EXHIBITS

A - Proposed Certificate of Amendment
B - Proposed Holly Holdings 1996 Stock Option Plan
C - Statement of ratio of earnings to fixed charges and book value per share

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                             HOLLY PRODUCTS, INC.

TO:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:


                                     I

     The name of the Corporation is:  Holly Products, Inc. ("the
Corporation").

                                    II

     The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the Corporation, pursuant to votes cast by stockholders representing an aggregate of _________ shares of Common Stock and an aggregate of ________ shares of Series Z Preferred Stock, and an aggregate of ____________ shares of Series D Preferred Stock, at the Corporation's Annual Meeting on the 20th day of December 1996.

2.1  (a)     RESOLVED, that Article One of the Certificate of Incorporation be deleted and the following be substituted in lieu thereof:

          "The name of the Corporation is:  Holly Holdings, Inc."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was _______ shares of Common Stock and _______ shares of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

        Number of Shares Voting               Number of Shares Voting
             For Amendment                       Against Amendment

               ________                              ________

     (d)     This Amendment is to be effective on the date hereof.

2.2  (a)     RESOLVED, that the first sentence of the first paragraph of
Article FOURTH of the Certificate of Incorporation be deleted and the following substituted in lieu thereof:

          "This Corporation is authorized to issue One Hundred Fifty Million (150,000,000) shares of Common Stock, no par value."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was __________ shares of Common Stock and _________ of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

         Number of Shares Voting               Number of Shares Voting
              For Amendment                       Against Amendment

                ________                              ________

     (d)     This Amendment is to be effective on the date hereof.

2.3  (a)     RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended by adding the following to the end thereof:

          " Each ten shares of Common Stock, no par value, issued and outstanding as of December 20, 1996 ("Old Common Stock") shall be changed and re-classified into one fully paid and non-assessable share of Common Stock, with no par value ("New Common Stock"). The Capital account of the Corporation shall not be increased or decreased by such change and re-classification. To reflect the said change and re-classification, each certificate representing Old Common Stock ("Old Common Stock Certificate") shall represent one-tenth the number of shares of New Common Stock. The holder of record of the Old Common Stock Certificate shall be entitled to receive a new certificate representing the New Common Stock equal to one-tenth the number of shares of the Old Common Stock Certificate."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was _______ shares of Common Stock and ______ shares of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

        Number of Shares Voting               Number of Shares Voting
             For Amendment                       Against Amendment

               ________                              ________

(d)     This Amendment is to be effective on the date hereof.

2.4  (a)     RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended by adding the following to the end thereof:

          "Each two shares of Series D Preferred Stock issued and outstanding as of December 20, 1996 shall be changed and re-classified into one fully paid and non-assessable share of New Common Stock. To reflect this change and re-classification, each certificate representing two shares of Series D Preferred Stock shall represent one share of New Common Stock. Any reference to, or provision for, Series D Preferred Stock is hereby deleted, and the Series D Preferred Stock is deemed eliminated."

     (b) The number of shares of Series D Preferred Stock entitled to vote at the time of the adoption of this amendment was ______________.

     (c) The number of shares of Series D Preferred Stock voting for and against such amendment is as follows:

          Number of Shares Voting               Number of Shares Voting
            For Amendment                       Against Amendment

              ________                              ________



     (d)     This Amendment is to be effective on the date hereof.



     IN WITNESS WHEREOF, Holly Products, Inc. has caused this certificate to be signed by it's Chief Executive Officer and attested by its Secretary this ______ day of December, 1996.

                                             Holly Products, Inc.



                                             By:   ________________________
                                         Attest:   William H. Patrowicz,
                                                   President



By:   ______________________________________
      Larry S. Berman,
      Chief Executive Officer and Secretary

                             HOLLY HOLDINGS, INC.
                            1996 STOCK OPTION PLAN


1.   NAME AND PURPOSE.

     The name of this plan is the HOLLY HOLDINGS, INC. 1996 Non-
Qualified Stock Option Plan (the "Plan"). The purpose of this Plan is to enable HOLLY HOLDINGS, INC. (the "Company") and its Subsidiaries and Affiliates to attract and retain employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and directors to participate in the long-term success and growth of the Company through an equity interest in the Company.


2.   DEFINITIONS.

     For purposes of this Plan, the following terms shall be defined as set forth below:

     "Affiliate" means any corporation (other than a subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) beneficial ownership interest.

     "Board" means the Board of Directors of the Company.

     "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful or grossly negligent action which is demonstrably inimical to the interests, business or reputation of the Company or any Subsidiary or Affiliate.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" means the Stock Option Committee of the Board, whose members shall be appointed from time to time by the Board. If at any time no Committee shall be in existence, the functions of the Committee specified in this Plan shall be exercised by the Board.

     "Commission" means the Securities and Exchange Commission.

     "Company" means HOLLY HOLDINGS, INC., a corporation organized under the laws of the State of New Jersey (or any successor corporation).

     "Disability" means total and permanent disability as determined under the Company's long term disability program.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the Stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported bid and ask price on such date.

     "Non-Qualified Stock Option" means any Stock Option issued pursuant to this Plan.

     "Normal Retirement," solely for the purpose of this Plan means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after age 62.

     "Plan" means this 1996 Stock Option Plan.

     "Retirement" means Normal Retirement.

     "Stock" means the common stock of the Company.

     "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


3.   ADMINISTRATION.

     This Plan shall be administered by the Committee to be appointed by the Board of Directors of the Company. The initial members of the Stock Option Committee consist of the entire Board of Directors. The Committee shall have the power and authority to grant options to eligible participants, pursuant to the terms of this Plan. In particular, the Committee shall have the authority to:

     3.1 Select the officers, directors, consultants and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options from time to time will be granted hereunder;

     3.2 Determine whether and to what extent Stock Options are to be granted hereunder;

     3.3 Determine the number of shares of Stock to be covered by each such award granted hereunder;

     3.4 Determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder, including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

     3.5 Determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     3.6 Adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall, from time to time, deem advisable;

     3.7 Interpret the terms and provisions of this Plan and any award issued under this Plan (and any agreements relating thereto); and

     3.8  Otherwise supervise the administration of this Plan.

     All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and participants in this Plan.


4.   STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under this Plan shall be 1,000,000 shares of post 10 for 1 reverse split Common Stock of the Company ("New Common Stock").
Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of New Common Stock that have been optioned cease to be subject to option, those shares shall again be available for distribution in connection with future awards under this Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the New Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding Stock Options granted under this Plan, in such manner as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

5.   ELIGIBILITY.

     5.1 Officers, Directors, consultants and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options.

     5.2 The optionees and participants under this Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant to an optionee or participant.


6.   STOCK OPTIONS.

     Stock Option(s) granted under this Plan shall be in such form as the Committee from time to time approves, and the provisions of Stock Option awards need not be the same with respect to each optionee.

     The Stock Options granted under this Plan shall be Non-Qualified Stock Options. The Committee shall have the authority to grant any optionee Stock Options.

     Stock Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

     6.1 Option Price. The option price per share of New Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 50% of the Fair Market Value of the New Common Stock on the date of the grant of the Stock Option.

      6.2 Option Term.The term of each Stock Option shall be fixed by the Committee, and no Stock Option shall be exercisable later than 10 years and two days after the date such Stock Option is granted.

     6.3 Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that, except as provided in Sections 6.6, 6.7, and 6.8, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

     6.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument or mode of payment as may be acceptable to the Committee. Payment in full or in part may also be made in the form of Stock already owned (by the optionee based on the Fair Market Value of the stock on the date the Option is exercised). No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for those shares.

     6.5 Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     6.6  Termination by Death.   Unless otherwise determined by the Committee
          at grant, if an optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of his death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee or by the heir of the optionee under the laws of descent and distribution, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     6.7 Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term or such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter.

     6.8 Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of three months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter.

      6.9 Other Termination.Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause.


7.   LOAN PROVISIONS.

     With the consent of the Committee, the Company may make, guarantee, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under this Plan and/or with respect to the payment by optionee of any or all federal and/or state income taxes due on account of the granting or exercise of any stock option or other awards hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

8.   AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

     8.1 Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of this Plan;

     8.2 Decrease the option price of any Stock Option; to less than 100% of the Fair Market Value on the date of the granting of the option;

     8.3 Change the participants or class of participants eligible to participate in this Plan;
 or

     8.4  Extend the maximum option period under Section 6.2 of the Plan.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock
Options having higher option prices.

9.   UNFUNDED STATUS OF PLAN.

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of an unsecured, general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver New Common
Stock or payments in lieu of or with respect to awards hereunder;
provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

10.  CHANGE OF CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section:

     10.1 In the event of a "Change of Control," as defined in Section 11.2, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of the Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 11(c):

     (a) Any Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested;

     (b) All outstanding Stock Options shall, to the extent determined by the Committee at or after grant, be canceled and the holder thereof shall be paid in cash therefor on the basis of the "Change of Control Price" (as defined in Section 10.4) as of the date that the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

     10.2 For Purposes of Section 10.2, a "Change of Control" means the happening of any of the following:

     (a) When any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, or any Company employee benefit plan, including its trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities;

     (b) The occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of
         Schedule 14A of Regulation 14A of the Commission under the Exchange
         Act;

     (c) The occurrence of a transaction requiring stockholder approval for the acquisition of the company by an entity other than the Company or a Subsidiary, through purchase of assets, or by merger, or otherwise;

     (d) The dissolution of the Company; or

     (e) The sale by the Company of substantially all of its assets.

     10.3  For purposes of Section 10.1, a "Potential Change of
Control" means the happening of any of the following:

     (a) The entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in Section 10.2;

     (b) The public announcement by any person (including the Company) of an intention to take or consider taking actions which, if consummated, would constitute a Change in Control; or

     (c) The adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

     10.4 For purposes of this Section, "Change of Control Price" means the highest price based upon the Fair Market Value per share or the price paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Committee.

11.  GENERAL PROVISIONS.

     11.1 All certificates for shares of New Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission or the National Association of Securities Dealers, Inc., any stock exchange upon which the New Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     11.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

     11.3 Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under this Plan shall be conditioned on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and Affiliates) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     11.4 At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of New Common Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of Section 10 and to such other terms and conditions as the Committee may specify at the time of grant.

     11.5 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

12.  EFFECTIVE DATE OF PLAN.

     This Plan shall be effective on the date it is approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

13.  TERM OF PLAN.

     No Stock Option shall be granted pursuant to this Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                         CERTIFICATION OF ADOPTION


     I, Larry Berman, Secretary of HOLLY HOLDINGS, INC., hereby certify that the foregoing is a true and correct copy of the 1996 Stock Option Plan of the Company as adopted by the Board of Directors of the Company at a special meeting held on ________________, 1996 and by the Stockholders of the Company at an annual meeting held on December 20, 1996.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Company this ___________________, 1996.


                                          _______________________
                                          Larry Berman, Secretary

                                                                   EXHIBIT C

Ratio of Earnings to Fixed Charges:

                                Six Months Ended             Year Ended
                                  September 30,               March 31,
                                1996          1995           1996       1995

Earnings are inadequate to
  cover fixed charges:

The coverage deficiency is   $ 1,581,380  $ 1,671,667     $ 6,337,029  $ 57,122



                                     As of                 As of
                              September 30, 1996       March 31, 1996

Book Value per Share                $  .07                $  .22

                                                                EXHIBIT C

Calculations of the ratio of earnings to fixed charges

                                     Six months ended            Year ended
                                       September 30,             March  31,
                                 1996        1995           1996          1995
Fixed Charges:
Interest
     Expensed                 $ 221,784   $ 150,650       $ 468,483   $ 265,272
     Capitalized                569,588          --       1,116,840          --

Interest Portion
     of Rental Expense            3,056      27,838          6,120       56,000

Total Fixed Charges           $ 794,426   $ 178,488    $ 1,291,443    $ 321,272


Pre-Tax Loss from
 Continuing Operations     ($1,806,220) ($1,850,155)  ($6,511,632)  ($ 378,394)

          Add Fixed Charges:

     Interest Expenses     $   221,784       150,650        168,483     265,272
     Interest Portion
        of Rental Expense        3,056        27,838          6,120      56,000

                           $   224,840   $   178,488     $  174,603   $ 321,272


Coverage (Deficiency)      $ 1,581,380   $ 1,671,667     $6,337,029   $  57,122

                                                                   EXHIBIT C

Preliminary
Calculation of Book Value for
Common Shares:

                                           As of                  As of
                                     September 30, 1996      March  31, 1996

Total Stockholders' Equity              $ 2,963,215            $ 2,301,353

Total Common Shares Outstanding          40,481,570             10,350,460

Book Value per Common Share             $      .07             $      .22

PROXY

                           HOLLY PRODUCTS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                            DECEMBER 20, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLY PRODUCTS,
INC.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Holly Products, Inc. (the "Company") hereby appoints Larry Berman and William Patrowicz, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on Friday, December 20, 1996 at 11:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:


1.   PROPOSAL NO. 1: To elect four Directors.
                                                For       Withhold
     Larry Berman                             [    ]       [    ]
     William Patrowicz                        [    ]       [    ]
     Harold Goldstein                         [    ]       [    ]
     Cary Berman                              [    ]       [    ]


                                               For        Against    Abstain

2.   PROPOSAL NO. 2: To amend the Company's   [    ]      [    ]      [    ]
     Certificate of Incorporation to change
     the name of the Company to "Holly
     Holdings, Inc."

3.   PROPOSAL NO. 3: To amend the Company's   [    ]      [    ]      [    ]
     Certificate of Incorporation to reflect
     a one-for-ten reverse stock split of
     the Company's Common Stock.

4.   PROPOSAL NO. 4: To amend the Company's   [    ]      [    ]      [    ]
     Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 150,000,000.

5.   PROPOSAL NO. 5: To approve the Company's [    ]      [    ]      [    ]
     1996 Stock Option Plan


7.   PROPOSAL NO. 7: To ratify the selection  [    ]      [    ]      [    ]
     OF Moore, Stephens CPA's P.C. as
     independent public accountants of the
     Company for the fiscal year ending
     March 31, 1997.

8.   The proxies are authorized to vote as    [    ]      [    ]      [    ]
     they determine in their discretion
     upon such other matters as may
     properly come before the meeting.

This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2, 3, 4 and 5, this Proxy will be voted FOR these items.

The undersigned hereby acknowledged receipt of the Notice of Annual Meeting and Proxy Statement dated November 26, 1996.



PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:______________________         ________________________________________
                                     [Signature]



                                     ________________________________________
                                     [Signature if jointly held]



                                     ________________________________________
                                     [Printed Name]


Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

PROXY

                           HOLLY PRODUCTS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                            DECEMBER 20, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLY
PRODUCTS, INC.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Holly Products, Inc. (the "Company") hereby appoints Larry Berman and William Patrowicz, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on Friday, December 20, 1996 at 11:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

                                               For        Against    Abstain

PROPOSAL NO 6. To consider and act upon a    [    ]      [    ]      [    ]
     proposal to issue five pre-split
     shares of the Company's Common Stock
     in exchange for one share of the
     Company's Series D Preferred Stock
     and to amend the Company's Certificate
     of Incorporation to delete any reference to, or any provision for, the class of authorized stock designated as Series D
     Preferred Stock

     The proxies are authorized to vote as
     they determine in their discretion
     upon such other matters as may
     properly come before this meeting.



This Proxy will be voted for the choices specified. If no choice is specified for Proposal 6, this Proxy will be voted FOR these items.

The undersigned hereby acknowledged receipt of the Notice of Annual Meeting and Proxy Statement dated November 26, 1996.



PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:______________________         ________________________________________
                                     [Signature]



                                     ________________________________________
                                     [Signature if jointly held]



                                     ________________________________________
                                     [Printed Name]


Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity Should indicate the capacity in which they sign.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            _________________

                               FORM 10-KSB

(Mark One)

           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 1996

           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to _________________

Commission file number 1-12668

                             HOLLY PRODUCTS, INC.
               (Name of Small Business Issuer in its charter)

     New Jersey                                 22-3172149
     (State or Other Jurisdiction of            (IRS Employer
     Incorporation or Organization)             Identification Number)

   200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania        19004
   (Address of Principal Executive Offices)                      (Zip Code)

         Issuer's Telephone Number, Including Area Code: (610) 617-0400

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class                       Name of Each Exchange
                                          on Which Registered

Common Stock, no par value                Boston Stock Exchange
Common Stock Purchase Warrants            Boston Stock Exchange
Convertible Preferred D, $10 par value    Boston Stock Exchange

Securities registered pursuant to Section 12 (g) of the Exchange Act:   None

    (Title of Class)

      Check whether the issuer: (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                        Yes __X___          No _____

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB.

     State the issuer's revenues for its most recent fiscal year. $ 4,110,413

     The aggregate market value at July 3, 1996 of shares of the issuer's Common Stock, no par value (based upon the average bid and asked price per share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Stock Market's Small Cap Market (the "Nasdaq Small Cap Market") held by non-affiliates of the Registrant was approximately $8,874,449. Solely for the purposes of this calculation, shares held by directors and officers of the issuer have been excluded. Such exclusion should not be deemed a determination or an admission by the issuer that such individuals are, in fact, affiliates of the issuer.

     Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:
At July 3, 1996, there were outstanding 30,762,600 shares of the issuer's Common Stock, no par value.

     Documents incorporated by reference:

          Document                      Form 10-KSB Reference

          Certain Previously Filed Exhibits        IV

     Transitional Small Business Disclosure Format (check one):

                      Yes _____           No _____

                                 PART I
                         Description of Business

ITEM 1

GENERAL

     The Company was incorporated in New Jersey in 1992. The Company, through its wholly owned subsidiary, HollyWood Manufacturing, Inc., used to manufacture wood cabinetry and fixtures. Due to continued losses, the Company ceased ongoing operations of the woodworking business effective September 1995. In June 1994, the Company consummated the acquisition of Navtech Industries, Inc. In July 1995, the Company acquired a majority of shares of Common Stock of Country World Casinos, Inc.


STRATEGY
NAVTECH INDUSTRIES, INC.

     On June 30, 1994, the Company acquired all of the issued and outstanding shares of Navtech Industries, Inc.("Navtech"). Navtech is an electronic cable and contract assembly company located in Shiprock, New Mexico with calendar 1994 sales of over $8,000,000. Navtech provides independent manufacturing services to original equipment manufacturers in industries such as gaming, medical equipment, security systems, computer peripherals, in-room hotel mini-bars and electronic musical systems. In addition, Navtech owns an interest in Room Systems Inc. ("RoomSystems"), a manufacturer of credit card activated in-room hotel mini-bars.

     Navtech's relationship with Room Systems began in early 1992 when it built 450 mini-bars on a turnkey basis. Later in 1993, Navtech extended credit to RoomSystems, so RoomSystems would have 50 units for a test marketing program with a national hotel chain. During 1994, Navtech and RoomSystems expanded their relationship. Beginning in March 1994, Navtech entered into a series of agreements through which it purchased 26.7% of the issued and outstanding stock of RoomSystems for $282,000, which $278,000 was provided to Navtech by the Company. In addition, in April 1994, Navtech and RoomSystems entered into an agreement granting Navtech exclusive rights to manufacture RoomSystems' in-room hotel mini-bars, provided Navtech meets certain quality, production and related criteria. The agreement terminates on March 31, 1999, but will be extended automatically for successive one year terms unless either party acts to terminate. In April 1996, RoomSystems initiated action to cancel the agreement due to price and quality issues. Navtech continues to manufacture for RoomSystems while both companies seek to negotiate a settlement to their respective differences.

     In order to support Navtech's backlog of $6,500,000 and anticipated growth for this year, the Company has negotiated a lease for an existing facility with the Navajo Nation in Shiprock, New Mexico. This facility totals 54,000 square feet under one roof as compared to the 20,000 square feet Navtech previously occupied in three separate facilities in Blanding, Utah. It is anticipated that this facility will allow for the Company's planned growth for the next three years and will provide for substantial cost savings in the areas supervision, transportation, utilities and training provided by the Navajo Nation, as well as, rebates provided by the Federal Government for employing members of the Navajo Nation. The move to this new facility was completed in April 1996. In order to finance Navtech's current backlog, the Company has successfully negotiated a receivable and inventory line of credit with First National Bank of Farmington for a one year term in the amount of $1,500,000. Further anticipated growth will require additional funding and to this end, the Company recently completed a private equity placement of the Company's Series E Preferred Stock in the amount of $7.67 million.

COUNTRY WORLD CASINOS, INC.

     On April 20, 1995, the Company acquired 5,000,000 shares of Common
Stock of Country World Casinos, Inc. ("Country World") in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The Company also acquired 16,667 shares of Country World Common
Stock in a separate transaction for $50,000. Country World has purchased real estate located in the gaming district of Black Hawk, Colorado, on which it seeks to construct the Casino. In addition, the Company acquired an additional 2,250,453 shares of Common Stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's Common Stock. As of March 31, 1996, the Company owns the 66.3% of the outstanding shares of Country World Common Stock and 54.9% of the total voting stock (Common and Preferred) of Country World.

     Country World intends to develop a 200,000 square foot country western motif casino complex in the gaming district of Black Hawk, Colorado, which is located approximately 35 miles west of Denver, including a 79,000 square foot casino (the "Casino") for limited stakes gambling (that is, gambling in which bets are limited to a $5.00 maximum by Colorado law). Country World purchased the real property on which the Casino is to be constructed from New Allied for approximately $11,500,000, consisting of $550,000 in cash, approximately $7,500,000 in preferred stock and approximately $3,500,000 in the form of a promissory note.

     On June 28, 1995, Tommyknocker, a subsidiary of New Allied, filed a
Rule 120 Motion in the District Court, City and County of Denver, Colorado. This action sought foreclosure on the property. On October 3, 1995, the magistrate in this case granted Tommyknocker's motion and authorized the sale of the property pursuant to the foreclosure on October 12, 1995. On October 12, 1995, Country World petitioned the U.S. Bankruptcy Court for the District of Colorado for protection under the rules of Chapter 11 of the Bankruptcy Code in order to stop the foreclosure. The foreclosure has been stayed pending certain conditions.

     The Company, on behalf of Country World, has obtained a 5 million dollars ($5,000,000) financing package, which will enable Country World to repay all of its outstanding indebtedness and emerge from Bankruptcy. This financing package has been approved by the Bankruptcy Court and the Company will utilize the funds in accordance with the Court's order.

     Country World anticipates that it will require an additional approximately $27,350,000 to construct an operational and licensed Casino. At present, the Company has secured construction financing and a letter of intent for the permanent financing is in place to fund the Casino after construction, however there can be no assurance that the closing of such financing will be obtained.

PRODUCTS
NAVTECH INDUSTRIES, INC.

     The Company, through its wholly owned subsidiary Navtech, offers independent manufacturing services to original equipment manufacturers in a variety of industries. The Company supplies printed circuit boards and wire harness assemblies for slot machine tracking systems and signage, and is the manufacturer for RoomSystems, providing a complete credit card activated in-room hotel mini-bar.


CUSTOMERS
NAVTECH INDUSTRIES, INC.

     Navtech provides contract assembly services for a small group of preferred companies in the electronics industry. In the casino related products industry, its products are sold to Casino Data Systems, Inc., of Las Vegas, Nevada, which in turn installs the product into a slot machine tracking system.

     In the hospitality industry, Navtech's products are sold to Room Systems, Inc. of St. George, Utah, which in turn installs the finished products in various hotel chains.

     For the 12 months ended March 31, 1996, the two aforementioned companies were the only customers which accounted for more than 10% of Navtech's revenue, approximately 63% and 13%, respectively.


MARKETING AND SALES
NAVTECH INDUSTRIES, INC.

     Navtech continues to perform contract assembly projects as described above and in an effort to reduce its reliance on a few customers has aggressively sought new markets for its products. In that regard, Navtech has received an order in excess of $4.5 million from DHL, Inc. of Los Angeles, California, for electronic ballast assemblies which are currently in the design and testing stage.


MANUFACTURING AND ASSEMBLY
NAVTECH INDUSTRIES, INC.


     Through March 1996, Navtech manufactured its products in a leased
11,000 square foot facility, as well as two smaller facilities totaling 9,000 square feet in Blanding, Utah. Navtech has moved to a 54,000 square foot facility in Shiprock, New Mexico in April 1996, to facilitate greater efficiency in the manufacturing process. Earlier this year Navtech acquired its first piece of computerized surface mount technology equipment to reduce its overall cost of direct labor and in April 1996, acquired its second machine. Navtech's new Fuji high-speed chip shooter will assemble computer boards approximately three times faster. Additionally, Navtech recently completed the installation of a total network computer system which will be integrated into the manufacturing process.


RAW MATERIALS AND SUPPLIES

     All of the Company's products utilize a variety of off-the-shelf items, purchased from numerous suppliers, and are readily available. One supplier accounts for more than 10% of the Company's materials, although any supplier terminating its relationship for any reason would have no adverse affect on the Company's ability to procure material at comparable prices as there is an abundant supply of same.

COMPETITION

     The electronic contract assembly industry is highly competitive. Navtech competes with a number of foreign and domestic firms, including large electronic manufacturers, such as IBM, Westinghouse and Texas Instruments. The majority of Navtech's competitors have substantially greater manufacturing, financial, engineering and marketing resources than Navtech. Navtech believes, however, that most larger manufacturers and foreign assembly firms focus on high volume consumer electronic products, not on Navtech's target market of complex, mid-volume products which require greater flexibility in pecifications and lead times. Navtech believes that its ability to meet customer needs for schedule changes, timely delivery and quality products, from a relatively convenient location and at a competitive price, will allow it to continue to compete successfully in its market.

     If the Casino were constructed, it would face intense competition from other casinos, in the Black Hawk area and elsewhere.


BACKLOG

     At March 31, 1996, the Company's backlog was approximately
$6,500,000 as compared to approximately $2,500,000 at March 31, 1995. Of such backlog, all relates to Navtech. The backlog consists of 16 firm orders. All of the orders are for requested deliveries through March 31, 1997.


EMPLOYEES

     At March 31, 1996, the Company had 153 full time employees including
5 executive officers. At March 31, 1996, Navtech had 145 full-time employees including 124 engaged in manufacturing, three in marketing, and 18 in management and administrative functions. The Company considers its relations with its employees to be satisfactory.


INSURANCE

     The Company's insurance coverage includes property and casualty insurance, liability insurance, including products liability, and excess liability coverage, key man life insurance on Mr. Berman, the Company's Chief Executive Officer and Mr. Patrowicz, the Company's President, and directors and officers liability insurance. Based both upon its experience and industry standards, the Company believes that the types and amounts of its coverage are adequate.

ITEM 2 - PROPERTIES

     The Company's executive offices are presently contained within an office complex in Bala Cynwyd, Pennsylvania and is approximately 2,000 square feet. The offices are leased for a period of three years, commencing January 1996, at a net monthly rental of $2,400.

     Navtech's operations are housed in a leased 54,000 square foot facility in Ship Rock, New Mexico at a gross monthly rental of $4,050. Navtech has signed a 10 year lease with the Navajo Nation for this facility which began in January 1996.


ITEM 3 - LEGAL PROCEEDINGS

      On May 26, 1995, the Company's majority owned subsidiary Country World Casinos, Inc. ("CWC") commenced a lawsuit against Tommyknocker
Casino Corp. ("Tommyknocker") and New Allied Development Corporation
("New Allied") in the District Court of Denver, County of Denver, Colorado, case number 95CV 2310. This action is primarily for breach of contract in connection with the acquisition of certain real property by CWC from the defendants. CWC is seeking monetary damages and declaratory relief.

     On August 15, 1995, Tommyknocker and New Allied filed a counterclaim in the aforementioned action against CWC, the Company, Ronald Nathan, Sal Lauria, who are former board members of CWC, Roger LeClerc, President of CWC, William Patrowicz and David Singer, current directors of CWC. The counterclaim alleges that CWC is in default under the Promissory Note issued by CWC to Tommyknocker in connection with the acquisition of the real property, CWC failed to register stock on behalf of Tommyknocker and that the Company has acquired control of CWC to the detriment of Tommyknocker and New Allied.

          In a related action on June 28, 1995, Tommyknocker filed a Rule 120 Motion in the District Court, City and County of Denver, Colorado, case number 95CV 2799. This motion sought foreclosure of the real property discussed above. On October 4, 1995, the magistrate in this case granted Tommyknocker's motion and authorized the sale of the property pursuant to the foreclosure on October 12, 1995.

          On October 12, 1995, CWC filed a bankruptcy petition under Chapter 11 of Title 11 of the United States Code. The case was filed in the United States Bankruptcy Court, District of Colorado, case number 95-20563rjb. Pursuant to the filing of the Bankruptcy, an automatic stay went into effect pursuant to 11 U.S.C. Section 362 prohibiting the foreclosure sale. Tommyknocker filed a Motion for Relief from the stay and a hearing on this matter was held on December 22, 1995. On January 3, 1996, the Court ruled that CWC should be given an opportunity to proceed with its Bankruptcy proceedings in a diligent and timely fashion. The Court conditioned continuation of the stay pending the approval or denial as the case may be of CWC's financing proposal and certain other conditions. In March 1996, the Court approved CWC's financing proposal and in May 1996, CWC submitted a plan of reorganization to the Court which is pending.

          On October 10, 1995, Phil B. Acton, Trustee of the Calvin Black Trust commenced a lawsuit against the Company in the United States District Court for the District of Utah, Central Division, case number 95CV 09305. This action seeks repayment of a promissory note in the principal amount of $500,000. On January 15, 1996 the Company, the Calvin Black Trust and Norlar, Inc. a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company and his spouse entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of a Registration Statement either 250,000 shares of the Company's Common Stock or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance. The Company will repay Norlar the $250,000 and replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust pursuant to the terms of the Sale and Forbearance Agreement in either cash or the Company's securities as determined by the Company's Board of Directors. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a Registration Statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common Stock, whichever be greater, for an extension of time to file a registration statement. The Company has failed to comply with the terms of the amended agreement. The Plaintiff has put the Company on notice that it intends to pursue this matter and seek collection of the remaining balance due under the Note. The Company believes that the delay in filing the Registration
Statement was in part caused by the Trustee and intends on defending itself vigorously.

          The negative outcome of any of these actions will have a material impact on the operations of the Company and would result in a disruption of the Company's business.


ITEM 4 - Submission of Matters to a Vote of Security Holders

          On June 5, 1996, by written consent of a majority of the Company's stockholders without a meeting, action was taken to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20 million to 50 million shares. The foregoing was approved by the holders of 9,907,467 shares of the Company's Common Stock, constituting approximately 85.2% of such stock outstanding on April 30,1996, the record date.

PART II

ITEM 5 - Market for Common Equity and Related Stock Holder Matters

          The Company's Common Stock, Warrants and Series D Preferred Stock are currently traded in the NASDAQ SmallCap Market under the respective symbols "HOPR", "HOPRW" and "HOPRP".

          The following table sets forth the high and low prices for such securities on the NASDAQ SmallCap Market during the quarters indicated.
                                     Common Stock       Warrants          Preferred
          Period                     High     Low       High     Low       High    Low
December 20 to December 31, 1993     5 3/4    5 3/8      3/4     3/8        -       -
Quarter Ended March 31, 1994         6 1/4    5 1/2       1      5/8        -       -
Quarter Ended June 30, 1994          6 3/4    5 3/4     1 5/8     1         -       -
Quarter Ended September 30, 1994     8 1/8    6 1/2     4 1/8   1 7/8       -       -
Quarter Ended December 31, 1994      8 1/8    6 1/2     4 1/4   1 7/8      16      11
Quarter Ended March 31, 1995         7 1/4    5         4 1/8   2 3/8      16      10
Quarter Ended  June 30, 1995         7 3/8    5           4     2 3/8    15 1/4    10
Quarter Ended September 30, 1995     5 7/8    2 3/4     2 1/4    5/8       12     5 1/2
Quarter Ended December 31, 1995      3 7/8    1         1 5/8    5/8        8     2 1/4
Quarter Ended March 31, 1996       2 11/16   11/16      1 1/4    7/16       6     2 5/8

          On July 3, 1996, the closing price of the Common Stock, Warrants and
Preferred Stock were 11/32, 5/16 and 2 1/4, respectively.

          On July 3, 1996, there were 220 holders of record of the Company's
Common Stock, 32 holders of record of the Warrants and 15 holders of record of the Series D Preferred Stock. The Company believes that there are in excess of 1,000 beneficial owners of Common Stock, Warrants and Series D Preferred
Stock.

DIVIDEND POLICY

          The Company does not anticipate that it will pay cash dividends on the Common Stock in the foreseeable future. The payment of such dividends by the Company will depend on its earnings, if any, and financial condition and such other factors as the Board of Directors of the Company may consider relevant. The Company currently intends to retain any earnings to provide for the development and growth of the Company.

          Holders of shares of Series D Preferred Stock receive dividends of 10% per annum. Such dividends accrue and are cumulative from the date of original issue and are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year. Dividends on the shares of Series D Preferred Stock are payable prior to any dividends to be paid on the Common Stock. The Company intends to pay dividends on the Series D Preferred Stock to the extent its earnings are sufficient, as determined in the discretion of the Board of Directors of the Company. Under New Jersey law, the Company is not permitted to pay dividends if either (i) it would be unable to pay its debts as they become due in the ordinary course of business or (ii) its total assets would be less than its total liabilities. Accordingly, dividend payments have not been made since July 1, 1995, as the Company is investigating the legality of such payment.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

PLAN FOR ELIMINATION OF LOSSES

          The Company experienced a substantial loss for the year ended March 31, 1996, such loss was attributable primarily to its woodworking business, which was conducted through its wholly owned subsidiary, HollyWood Manufacturing, Inc. ("HollyWood"). The Company explored ways to reduce future losses, including divesting itself of its woodworking business while continuing the sales operations. The Company held discussions with potential purchasers of its woodworking business. An offer had been presented but, the potential buyer was unable or unwilling to make a firm commitment regarding same. The Company was unsuccessful in its attempts to divest itself of its woodworking business or find a suitable manufacturer for its products and consequently, ceased ongoing operations of the woodworking business to reduce its losses. The Company dismissed the entire staff and management of its woodworking operation and has liquidated its assets. The lease for the facility housing HollyWood expired on December 31, 1995 at which time the Company vacated the premises. The Company used the funds raised through the liquidation of assets and collection of outstanding receivables to satisfy a secured credit facility with Riviera Finance of Chicago, Illinois.

          In April 1996, the company moved its wholly owned subsidiary, Navtech Industries, Inc., from Blanding, Utah to Shiprock, New Mexico. The move allowed Navtech to operate from one facility totaling 54,000 square feet in lieu of three facilities totaling 20,000 square feet. This will enable the company to operate with greater efficiency and substantial less cost through consolidation of functions, elimination of transportation and reduction in management and supervisory staff. In its new location in Shiprock, New Mexico, Navtech is located on the Navajo Reservation which allows for rebates in employing Native Americans, reduced energy costs and a forgiveness of rent payments on the new facility until such time as the move and refurbishing costs to the building are fully paid. It is estimated that this process will take approximately 10 years. It is anticipate that the new facility would allow Navtech to expand its revenues to $50,000,000 annually. Additionally, during the Company's first quarter of 1996 (April - June) the Company has changed the management of the Company with a parred down more cost conscious group of professionals to carry out the Company's plan and meet targeted budgets for the upcoming year.

          With the closing of the $5 million financing package for Country World Casinos, Inc., in May 1996, it is anticipated that Country World will be able to emerge from Chapter 11 proceedings in the immediate future, therefore eliminating substantial legal, travel and management expense associated with these proceedings. Further, with the simultaneous settlement of all outstanding State litigation (see item #3 Legal Proceedings) as a part of the Chapter 11 proceedings, it is anticipated that Country World will recover monetary damages and be able to move forward with its plans to construct the Casino. Additionally, Country World has moved to smaller, less expensive quarters substantially reducing its operating costs and plans to eliminate its office requirements in Denver during this fiscal year.

GENERAL

          On June 30, 1994, the Company acquired all of the issued and outstanding shares of Navtech Industries, Inc. ("Navtech"). Navtech is an electronic cable and contract assembly company located in Blanding, Utah. Navtech provides independent manufacturing services to OEM's in industries such as gaming, medical equipment, security systems, computer peripherals, in-room hotel mini-bars, and electronic musical systems. In addition, Navtech owns 27.6% of the issued and outstanding stock in RoomSystems, Inc.("RoomSystems"), a manufacturer of credit card activated in-room hotel mini-bars.

          Navtech's relationship with RoomSystems began in early 1992 when it built 450 mini-bars on a turnkey basis. Later in 1993, Navtech extended credit to RoomSystems, so that RoomSystems would have 50 units for a test marketing with a national hotel chain. During 1994, Navtech and RoomSystems expanded their relationship. Beginning in March 1994, Navtech entered into a series of agreements through which Navtech purchased 26.7% of the issued and outstanding stock of RoomSystems for $282,000, which $278,000 was provided to Navtech by the Company. In addition, in April 1994, Navtech and Room
Systems entered into an agreement granting Navtech exclusive rights to manufacture RoomSystems in-room hotel mini-bars, provided Navtech meets certain quality, production and related criteria. The agreement terminates on March 31, 1999, but is extended automatically for successive one year terms unless either party acts to terminate. In April 1996, RoomSystems initiated action to cancel the agreement due to price and quality issues. Navtech continues to manufacture for RoomSystems while both companies seek to negotiate a settlement to their respective differences.

          The Company has issued 500,000 shares of Common Stock to the former shareholders of Navtech in exchange for all outstanding shares of Navtech. Of such 500,000 shares, 166,667 shares are held in escrow pending Navtech achieving either: (a) $6 million in net sales, with net pre-tax profit of $500,000, for the 12 month period following the June 30, 1994 closing of the Navtech Acquisition or (b) $14 million in net sales, with net pre-tax profit of $1.2 million, for the 24 month period following such closing. If neither condition is satisfied, the 166,667 shares revert to the Company. In
March 1996, the Company elected to terminate the escrow agreement and returned the escrow shares to the former shareholders of Navtech.

          In order to support Navtech's current backlog of $6,500,000 and anticipated growth for the upcoming year 1996, the Company has negotiated a lease for an existing facility with the Navajo Nation in Shiprock, New Mexico. This facility totals 54,000 square feet under one roof as compared to the 20,000 square feet Navtech currently occupies in three separate facilities in Blanding, Utah. It is anticipated that this facility will allow for the Company's planned growth for the next three years and will provide for substantial cost savings in the areas supervision, transportation, utilities and training provided by the Navajo Nation, as well as, rebates provided by the federal government for employing members of the Navajo Nation. The move to this new facility was completed in April 1996. In order to finance Navtech's current backlog, the Company has successfully negotiated a receivable and inventory line of credit with First National Bank of Farmington for a one year term in the amount of $1,500,000. Further anticipated growth will require additional funding and to this end, the Company recently completed a private equity placement of the Company's Series E Preferred Stock, in the amount of $7.67 million.

          On April 20, 1995, the Company acquired 5,000,000 shares of Common Stock of Country World Casinos, Inc. ("Country World"), in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The Company also acquired 16,667 shares of Country World Common
Stock in a separate transaction for $50,000. Country World has purchased real estate located in the gaming district of Black Hawk, Colorado, on which it seeks to construct the Casino. In addition, the Company acquired an additional 2,250,453 shares of Common Stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's Common Stock. As of March 31, 1996, the Company owns 66.3% of the outstanding shares of Country World Common Stock and 54.9% of the total voting stock (Common and Preferred) of Country World.

          In late October 1995, Country World petitioned the U.S. Bankruptcy Court for the District of Colorado for protection under the rules of Chapter 11 of the Bankruptcy Code in order to stop the foreclosure on the property identified as Millsites 12, 13 and the Smith Mining Claim by Tommyknocker, a subsidiary of New Allied Development Corporation ("New Allied"). In May 1995, Country World filed suit against New Allied in State Court for amongst other things, failure to satisfy a first deed of trust obligation, overcharges in conjunction with an EPA remediation plan and action taken by a New Allied officer and related parties requiring Securities and Exchange Commission sanctions which in turn could jeopardize Country World's ability to obtain a gaming license. In June 1995, New Allied filed a counterclaim to this action.

          The Company, on behalf of Country World, has obtained a financing commitment for 5 million dollars ($5,000,000) which will enable Country World to repay all of its outstanding indebtedness and emerge from Bankruptcy. This financing proposal has been approved by the Bankruptcy Court and the Company has acquired the funds and distribution will be made in accordance with the Court's order.

          Country World anticipates that it will require an additional approximately $27,350,000 to construct an operational and licensed Casino. At present, a letter of intent for the permanent financing is in place to fund the Casino after construction, however there can be no assurance that the closing of such financing will be obtained.

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED MARCH 31, 1996 COMPARED TO TWELVE MONTHS
ENDED MARCH 31, 1995

         Based on the following results of operations and the substantial losses attributable to HollyWood, the Company decided to cease ongoing operations of this segment of the Company's business. Due to the plan of discontinuance for HollyWood, revenues and net losses have been eliminated from the statement of operations. The following comparison, therefore, does not include the results attributable to HollyWood, but contains the costs of discontinued operations.

          Revenues for the twelve months ended March 31, 1996 were $4,110,443 as compared to $5,279,766 for the twelve months ended March 31, 1995. The decrease in revenues is a result of the inability of the Company to fund increased sales.

          Cost of sales for the twelve months ended March 31, 1996 was $5,143,819 as compared to $4,013,435 for the twelve months ended March 31, 1995. This increase of $1,130,384 was primarily a result of costs associated with the operations of Navtech and one time costs associated with reduction and elimination of inventory.

          Gross (loss) profits were $(1,033,376) for the twelve months ended March 31, 1996, as compared to $1,266,331 for the twelve months ended March 31, 1995, as a result of the reasons described above.

          Total operating expenses for the twelve months ended March 31, 1996 were $5,213,760 as compared to $1,371,189 for the comparable period ended
March 31, 1995. This increase of was related to the operation and moving into new facilities of Navtech, the acquisition and development of Country World and to increased legal and other administrative fees associated with the closing of the woodworking business, raising of working capital, Country World's Chapter 11 proceedings and consulting, as well as promotional fees.

          Operating losses totaled $6,247,136 for the twelve months ended March 31, 1996, as compared to an operating loss of $104,858 for the same period in 1995 for the reasons described above.

          Interest expense for the twelve months ended March 31, 1996 was $468,483 as compared to $265,272 for the twelve months ended March 31, 1995. This increase is substantially due to funds borrowed to complete the Country World Acquisition and settle outstanding litigation.

LIQUIDITY AND CAPITAL RESOURCES

          To date, the Company has met its cash requirements through funds generated by the IPO, the offering of the Series D Preferred Stock, borrowings and other equity investments. The Company experienced a severe cash shortage and sustained substantial operating losses. Additional funds will be required during the current fiscal year to satisfy the Company's cash requirements. To the extent the Company has ceased operations of its woodworking business, its cash requirements have diminished accordingly, and a new line of credit has been secured to fund Navtech's operations with The First National Bank of Farmington in Farmington, New Mexico. The terms of this facility are for a receivable and inventory line of credit in an amount not to exceed $1,500,000 with a monthly floating interest rate of 1.5% over prime. Additionally, the Company raised $7,670,000 through a private equity placement of the Company's Series E Preferred Stock. Unless and until the Company improves its financial results sufficiently and maintains such improved results, the Company may have to borrow or raise additional capital to fund any cash shortages as a result of the Company's continuing losses.

          To fund cash shortages, the Company has had to borrow money at very high interest rates. In September 1994, the Company entered into a credit facility with Riviera Finance of Illinois, which replaced the UJB Facility, under which the Company was in default. The terms of the replacement facility were for a receivable line of credit in an amount not to exceed $650,000, of which $590,000 was borrowed ($250,000 of which was immediately applied to the repayment in full of the outstanding debt with United Jersey Bank). This indebtedness was paid down to $190,000 out of the proceeds of the Series D Offering. Under this facility, the Company paid interest at the rate of 36% per annum, and had granted a security interest in its receivables. The facility expired on February 28, 1995 and had been extended informally since that time on a month to month basis at an interest rate of 22% per annum. In May 1995, the Company entered into a written agreement with Riviera Finance increasing the facility to a total of $1,200,000 to run for one year and to be renewable thereafter from year to year. As a result of HollyWood ceasing its operations, Riviera Finance declared the Company in default of its agreement and made demand for payment in full of the outstanding balance from the Company. The Company paid Riviera Finance from the proceeds of the liquidation of HollyWood and collection of HollyWood's outstanding receivables. As of the date hereof, the Company is no longer indebted to Riviera Finance. In May 1995, the Company borrowed $500,000 from the Calvin Black Trust, which was due October 1, 1995. The note paid 2% interest per month, payable monthly. The Company defaulted in its obligation to repay the debt to the Calvin Black Trust by October 1, 1995 and was subsequently declared to be in default of its obligation under the terms of the note and agreement. The Calvin Black Trust filed a complaint in Federal Court in the District of Utah for repayment of the debt. On January 15, 1996 the Company, The Calvin Black Trust and Norlar, Inc., a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company, and his spouse, entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of this Registration Statement either 250,000 shares of the Company's Common Stock or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance. The Company will repay Norlar the $250,000 and replace the shares of the Company's Common Stock that

Norlar is required to deliver to The Calvin Black Trust. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a registration statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common Stock, whichever be greater, for an extension of time to file a registration statement. The Company has failed to comply with the terms of the amended agreement. The Trust has put the Company on notice that it intends to pursue this matter and seek collection of the remaining balance due under the note. The Company believes that the delay in filing the Registration Statement was in part caused by the Trustee and will defend itself vigorously.

          In July 1994, Norlar, Inc. converted $240,000 of indebtedness owed to it by the Company into 240,000 shares of Series C Preferred Stock and in July 1995, converted $100,000 of indebtedness into 100,000 shares of Series C Preferred Stock, in order to reduce the Company's indebtedness. Additionally, July 25, 1995, Norlar, Inc. converted 75,000 shares of Series B Preferred Stock into 450,000 shares of Series C Preferred Stock. The Series C Preferred Stock carried a $.125 per share per annum dividend (equivalent to a 12.5% annual interest rate on the converted indebtedness) and a $1.00 liquidation value per share. Each share was convertible into four shares of Common Stock and had voting rights equal to four votes per share. On December 16, 1994, Norlar converted the 240,000 shares of Series C Preferred Stock, pursuant to the terms thereof, into 960,000 shares of Common Stock. In August 1995, converted 450,000 shares of Series C Preferred Stock into 1,800,000 shares of Common Stock and in December 1995, 100,000 shares of Series C Preferred Stock into 400,000 shares of Common Stock. Upon the consummation of the Series D Offering in November 1994, certain indebtedness of the Company in the amount of $240,000 owed to the former Vice-Chairman, was purchased equally by Samanda, Inc. and Sunrise Group, Inc. On December 19, 1994, Samanda and Sunrise each converted $90,000 of such debt into 90,000 shares of Series C Preferred Stock, thus relieving the Company of such indebtedness, and on December 30, 1994 converted such preferred stock, pursuant to the terms thereof into 360,000 shares of Common Stock each. On August 22, 1995, Samanda, Inc. converted its remaining $30,000 debt into 30,000 shares of Series C Preferred Stock and on December 11, 1995, into 120,000 shares of Common Stock.

          In January 1995, the Company borrowed, on an unsecured basis, an aggregate of $1,000,000 from three individuals and entities at 15% annual interest. In lieu of such interest, the Company issued to such note holders an aggregate of 150,000 shares of Common Stock. The principal amount of such notes was due and payable on January 13, 1996, and in March 1996, the Company entered into an extension agreement with the three individuals whereas the Company made a partial payment of $500,000 and Mr. Larry Berman, the Company's Chairman, gave 370,000 shares of his personal stock for an extension until August 9, 1996 at which time a balance payment of $400,000 is due. The Company utilized the $1,000,000 to make a loan to Country
World, which indebtedness was canceled in exchange for the issuance of 5,000,000 shares of Country World common stock to the Company. The Company plans to invest up to an additional $35 million to develop and construct the casino and hotel complex in Black Hawk, Colorado. The Company has secured construction financing and has a commitment letter for the permanent financing of the project, however there can be no assurance that the closing of such financing will be obtained.

          In 1994, the Company made available to Navtech working capital of up to $1,700,000. Of such amount, approximately $838,000 was expended out of the Company's net proceeds from the Series D Offering as follows: (a) an amount (approximately $434,000) representing pre-tax profits earned by Navtech for the period from April 1,1994 to June 30, 1994 (the date of the Navtech Acquisition) , as $342,000 was paid in cash, $50,000 of such indebtedness was converted to Series C Preferred Stock and subsequently, in October 1995, was converted into 200,000 shares of Common Stock and approximately $42,000 of debt was converted to equity through the issuance of Common Stock, (b) an amount (approximately $239,000) to satisfy certain outstanding obligations of Navtech and an amount ($178,000) for the remaining balance of the $278,000 exercise price of the RoomSystems Option. The balance (approximately $862,000) was made available to Navtech for working capital purposes, through an increase in its bank line credit, relieving outstanding debt and allowing Navtech to retain and re-invest interim profits.

          An aggregate of 300,000 shares of Common Stock of the Company were placed in escrow in connection with the IPO, pending the Company's attainment of certain minimum annual earnings thresholds. The holders of these shares consist of (a) Norlar, Inc. (b) Mr. Cary Berman, the son of Mr. Larry Berman and certain other shareholders of the Company, none of whom are officers, directors, employees, consultants or contractors to the Company or otherwise affiliated with the Company. In the event the Company's earnings before income tax as reported in the Company's audited financial statements exceed $800,000 for the fiscal year ended March 31, 1995, then all 300,000 shares would have been released from escrow and delivered to such shareholders. If Minimum Pre-Tax Earnings for such year had been less than $800,000 but more than $400,000, then 150,000 shares would have been released. No shares were released, however, as such earnings levels were not met. If cumulative Minimum Pre-Tax Earnings for the two years ending March 31, 1996 shall exceed $1,000,000, then any shares then remaining in escrow shall be released. In the event any of the shares are released from escrow to officers and other employees of the Company, the release will be treated, for financial reporting purposes, as compensation expense to the Company. In the event the Company attains any of the earnings thresholds required for the release of the escrow shares, the release of the escrowed shares to such officers and other employees (an aggregate of 200,000 shares in this case) will be deemed additional compensation expense to the Company. Accordingly, the Company will, in the event of the release of the escrowed shares, recognize during the period in which the earnings thresholds are met, what could be a substantial charge which would substantially increase the Company's loss or reduce or eliminate earnings, if any, at such time. The amount of this charge will be equal to the difference between the aggregate market price of such shares at the time of the release from escrow and the aggregate original issue price thereof (between $.07 and $.08 per share). The amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity. In November 1995, due to the acquisition of Navtech in June 1994 and acquisition of majority interest in Country World in April 1995, significantly changing the overall company, the Board of Directors voted to eliminate the escrow agreement and return such shares accordingly.

          The Company consummated a Private Placement of 767,000 shares of its Series E Convertible Preferred Stock in March of 1996, resulting in gross and net proceeds of $7,670,000 and $6,628,000, respectively. The proceeds of this offering were utilized for repayment of debt, settlement of litigation fees associated with securing financing for Country World Casinos, Inc. and working capital for the Company and Navtech. Each share of Series E Preferred Stock is convertible into shares of the Company's Common Stock at the rate determined by dividing $10.00 by the lesser of 75% of the closing bid price as reported by NASDAQ, of the Company's Common Stock on the date of the closing of the subscription or 65% of the average closing bid price for the five (5) trading days immediately preceding the date of conversion.

          In December 1995, the Company issued 300,000 shares of its Common Stock to Mr. Irwin Schneider in return for services rendered in connection with the liquidation of its woodworking subsidiary and the reorganization of Country World Casinos, Inc.

          In October 1995, the Company issued 15,000 shares of its Common Stock each to Mr. Herbert Sommer, Esq. and Mr. Joel Schneider, Esq. as a retainer for legal services to be performed through July 1996.

          In August 1995, the Company issued 12,500 shares of its Common Stock each to Mr. Herbert Sommer, Esq. and Mr. Joel Schneider, Esq. in return for legal services performed. Additionally, the Company issued 3,750 shares of its Common Stock each to Mr. Morton Shapiro, Esq. and Mr. Richard Shapiro, Esq.
in return for legal services performed.

          In January 1996, the Company issued 50,000 shares of its Common Stock to the Law firm of Sommer & Schneider LLP in return for legal services performed.

          On January 24, 1996, the Company hired Corporate Relations Group, Inc. ("CRG") to act as the Company's financial public relations firm. The agreed fee for these services was $350,000 payable in cash or, at the Company's option 273,437 shares of the Company's Common Stock. Norlar, Inc. a company owned by Mr. Larry Berman, the Company's Chairman, and his spouse, assumed the Company's obligations under the agreement and transferred to CRG 273,437 shares of the Company's Common Stock. The Company has agreed to repay
Norlar, Inc. at the discretion of the Board of Directors either $350,000 ($1.28 per share) or 273,437 shares of the Company's Common Stock prior to July 31, 1996. On February 26, 1996, the Company paid Norlar, Inc. $350,000 in lieu of issuing additional shares of stock.

          In February 1996, the Company hired Martin Janis & Company to act as agent for the Company in providing additional public relations services for a three month period. The Company issued 35,000 shares of its Common Stock for such services and in May 1996, paid an additional fee of approximately $24,000 for such three month period. Additionally, the Company will retain limited services from Martin Janis & Company for the next nine months at a fee of $3,000 per month.

          In June 1996, the Company issued an aggregate of 1,300,000 shares of its Common Stock to Messrs. Irwin Schneider, Eugene Lombardo and Scott Schneider in return for certain services performed by these individuals on behalf of the Company.

ITEM #7   Financial Statements - See Page F-1

ITEM #8 Changes in and disagreements with accountants on accounting and financial disclosure. - Not applicable


PART III

ITEM #9 Directors, Executive Officers, Promoters and Control Persons, Compliance with Section 16(a) of the Exchange Act

          The executive officer and directors of the Company are as follows:

Name                        Age       Position with the Company

Larry S. Berman             61        Chairman, Chief Executive Officer,
                                      Secretary, and Director

William H. Patrowicz        48        President, Chief Operating Officer,
                                      Treasurer, and Director

Cary Brett Berman           35        Vice President and Director

Harold Goldstein            65        Director


          LARRY S. BERMAN has served as Chairman, Secretary, and Director of the Company since June 1992. Since 1982, Mr. Berman has been Vice President of Coastal Leasing and Investment, Inc. where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds.

          WILLIAM H. PATROWICZ has served as President, Chief Operating Officer, and Director of the Company since June 1992. From 1982 to December 1991, Mr. Patrowicz was employed by Gunnebo Fastening Corp., most recently as Senior Vice President of Operations.

          CARY BRETT BERMAN served as a Sales Representative for the Company from December 1992 until December 1993 when he was promoted to Vice President. Prior to joining the Company, Mr. Berman was President of Active American Apparel, Inc., a New York based clothing company, from 1985 to December 1992. Mr. Berman is the son of Larry S. Berman.

          HAROLD GOLDSTEIN has served as a Director of the Company since March 1996. Since 1982, Mr. Goldstein has been President of Coastal Leasing and Investment, Inc., where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds.

          Directors hold office until the next annual meeting of stockholders following their elections, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

ITEM #10
EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to its chief executive officer and each of its executive officers whose total cash compensation exceeded $100,000 for the fiscal period ended March 31, 1996, 1995 and 1994, respectively:

Name and              Fiscal                          Other
Principal                    Annual
Position              Year   Salary ($)     Bonus ($) Compensation

Larry S. Berman       1994    26,000(1)          0         0
Chairman and Chief    1995   117,000(2)          0         0
Executive Officer     1996   156,000             0         0

William H. Patrowicz  1994   104,000             0         0
President and Chief   1995   110,500(3)          0         0
Operating Officer     1996   130,000             0         0

(1) Until December 31, 1993, Mr. Berman served for no compensation. From January 1, 1994 until January 1, 1995, his compensation has been equivalent to the compensation of Mr. Patrowicz.
(2) Includes a portion of a $156,000 annual salary which took effect January 1, 1995.
(3) Includes a portion of a $130,000 annual salary which took effect January 1, 1995.

          The value of personal benefits furnished to Mr. Patrowicz and Mr. Berman did not exceed 10% of their respective cash compensation.

          The Company has no stock option, defined benefit or restricted stock award plans.

          The Company estimates that prior to January 1, 1994, Mr. Larry Berman spent approximately 5% to 10% of his time advising the Company with respect to its affairs. Since January 1, 1994, Mr. Berman has spent a substantial majority of his time in management activities relating to the Company. Mr. Berman will not receive any compensation for previously rendered services.

          In August 1994, the Company entered into a consulting agreement with Mr. Alfred Abrams, the former Vice Chairman and Director of the Company. Additionally, Mr. Berman entered into an agreement with Mr. Abrams regarding the purchase of Mr. Abrams' equity and debt interests in the Company upon the consummation of the Series D Offering. In December 1995, such consulting agreement was terminated.

          In February 1996, the Company and Mr. Lloyd Kartchner, Chief Executive Officer and Director of Navtech, agreed to a mutual separation of the parties under certain terms and conditions. Among the most important terms being, Mr. Kartchner has agreed not to compete with the Company for a period of three years in return for a buy out of his employment contract in the amount of $150,000, release of his personal guarantees associated with the Company's business, release of the Escrow Agreement, registration of his Holly Products, Inc. shares of Common Stock and indemnification for any claims, past or future.


Item #11  Security Ownership of  Certain Beneficial Owners and Management.

          Set forth below is information at March 31, 1996, concerning the beneficial ownership of Common Stock by (I) all persons known by the Company to own beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and executive officers of the Company as a group.

          Shares Beneficially Owned

Name (1)(2)(3)(4)(5)                 Number           Percent

Larry S. Berman (3)(4)(5)           2,364,363           7.7%
Chairman, Chief Executive
Officer, Secretary, and
Director of the Company

Cary Brett Berman                      --                --
Vice President and Director

William H. Patrowicz                   --                --
President, Chief Operating
Officer, Treasurer,
and Director

Harold Goldstein                       --                --
Director

All Directors and Executive         2,364,363            7.7%
Officers as a Group (4 persons)

(1) Except as indicated below, all of such persons and entities have sole investment and voting power over the shares listed as being owned by them.

(2)       The addresses of certain of such persons are:

          Larry Berman
          Cary Brett Berman
          William H. Patrowicz
          Harold Goldstein
          Holly Products, Inc.
          200 Monument Road, Suite 10
          Bala Cynwyd, Pennsylvania 19004

(3)       Norlar, Inc. is the record holder of a portion of such shares.

(4) Includes 200,000 shares held by Mr. Cary Brett Berman for which Larry Berman has full voting and dispositive powers.

(5) Upon the effectiveness of a future Registration Statement, Norlar, Inc. shall transfer to The Calvin Black Trust the greater of 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common Stock as part of the settlement of a certain lawsuit between the Company and The Calvin Black Trust.

          In June 1994, in connection with the Navtech Acquisition, 166,667 shares of the 500,000 shares of Common Stock issued to the sellers of the Navtech stock were placed in escrow (the "Navtech Escrow Shares"). In March 1996, all such shares were released from escrow by the Company as a part of a separation agreement with Mr. Lloyd Kartchner, former CEO of Navtech.

ITEM 12   CERTAIN TRANSACTIONS

          The Company entered into a Consulting Agreement, dated as of August 12, 1994, with Alfred Abrams, the former Vice Chairman and Director of the Company, pursuant to which Mr. Abrams is to devote up to ten hours a week to soliciting business for the Company and participating in its marketing and long term planning efforts, among other things. The Consulting Agreement memorialized a verbal arrangement negotiated between the Company and Mr.
Abrams in January 1994.  Such agreement was terminated in December 1995.

          In November 1994, Mr. Abrams sold to Norlar, Inc. 250,000 shares of the Company's Common Stock plus 100,000 shares of Common Stock subject to the Escrow Agreement for $350,000, and 37,500 shares of the Company's Series
B Preferred Stock for $225,000. Simultaneously therewith, Sunrise and Samanda, upon assignment from Mr. Larry Berman, purchased equally from Jefacor, Inc., a corporation owned by Mr. Abrams and his spouse, a promissory note of the Company in the original principal amount of $240,000 for a like sum. On December 19, 1994, Sunrise and Samanda each converted $90,000 of the purchased indebtedness into 90,000 Shares of Series C Preferred Stock, thus relieving the Company of such indebtedness. The shares of Series C Preferred Stock were converted on December 30, 1994, in accordance with their terms, into 360,000 shares of Common Stock each. Samanda is owned by the spouse of Mr. Norman Berman, Mr. Larry Berman's brother, and Sunrise is owned by an existing stockholder of the Company which is not otherwise affiliated with the Company or any officer or director thereof. Subsequently, on August 22, 1995, Samanda, Inc. converted its remaining $30,000 debt into 30,000 shares of Series C Preferred Stock and on December 11, 1995 into 120,000 shares of Common Stock.

          In July 1994, in order to reduce the Company's indebtedness, the $240,000 of indebtedness owed by the Company to Norlar, Inc. was converted into 240,000 shares of Series C Preferred Stock, which in December 1994 were converted pursuant to their terms into 960,000 shares of Common Stock. In January 1995, Mr. Larry Berman sold 720,000 of such shares of Common Stock for $1 per share. In July 1995, Norlar, Inc. converted $100,000 of indebtedness into 100,000 shares of Series C Preferred Stock and in December 1995, converted such into 400,000 shares of Common Stock.

          In October 1993, certain indebtedness owed to Norlar, Inc. (upon assignment from Mr. Cary Brett Berman, the son of Mr. Larry Berman) and to Mr. Alfred Abrams, in the aggregate amount of $450,000, was converted into 75,000 shares of Series A Preferred Stock. The indebtedness resulted from capital provided to the Company by Messrs. Abrams and Berman. The conversion was effected at the request of Messrs. Berman and Abrams pursuant to written agreement, pursuant to which the shares of Series A Preferred Stock were issued and the promissory notes relating thereto were delivered to and canceled by the Company. The Series A Preferred Stock carried a $.75 per share per annum dividend rate (equivalent to a 12.5% annual interest rate on the converted indebtedness), no voting rights or conversion features, and had a $6.00 liquidation value per share. Dividends on the Series A Preferred Stock were cumulative and were payable before any dividends could be declared and paid upon or set aside for any shares of Common Stock in any such year when and as declared by the Board of Directors. The Company had the right, at its option, to redeem the Series A Preferred Stock, including on a pro rata basis if not all such shares were redeemed, commencing August 1, 1994 at an amount equal to the liquidation preference thereof plus accrued and unpaid dividends. In December 1993 the Series A Preferred Stock was exchanged for an equivalent number of shares of the Series B Preferred Stock after which the outstanding shares of Series A Preferred Stock were canceled and are therefore no longer outstanding. As stated above, in November 1994, in connection with the resignation of Mr. Abrams his 37,500 shares of Series B Preferred Stock was purchased by Norlar, Inc. for $225,000. Subsequently, in July 1995, the 75,000 shares of Series B Preferred Stock, held by Norlar, Inc., were converted into 450,000 shares of Series C Preferred Stock, pursuant to the terms thereof, and accordingly converted into 1,800,000 shares of Common Stock.

          In private placement in May 1994, the Company sold warrants to purchase 4,000,000 shares of the Company's Common Stock to six persons not affiliated with the Company for an aggregate consideration of $300,000. These warrants are exercisable at any time through December 19, 1998 at a price of $5.75 per share and were, along with the underlying shares of Common Stock, subsequently registered in November 1994.

          In June 1994, the Company issued 500,000 shares of its Common Stock for the acquisition of 100% of the outstanding stock of Navtech. In connection with the Navtech Acquisition, the Company issued 15,000 shares of its Common Stock to Trinity American, a stockholder not otherwise affiliated with the Company, as compensation for its assistance in the Navtech Acquisition.

          In May 1995, in order to reduce the Company's indebtedness, the Company issued 50,000 shares of Series C Preferred Stock to Mr. Lloyd Kartchner, former CEO of Navtech and a director of the Company, in exchange for the Company's note in the amount of $50,000. In October 1995, Mr. Kartchner converted such shares into 200,000 shares of the Company's Common Stock.

          No underwriters were involved in connection with the above transactions and, consequently, there were no underwriting discounts or commissions.

          Mr. Cary Brett Berman, the son of Mr. Larry Berman, the Chairman of the Company, owns 200,000 shares of Common Stock. In July 1992, sole voting and dispositive power with respect to such stock was transferred to Mr. Larry Berman by a written instrument transferring such rights until May 1995, which date was subsequently extended to December 20, 1995, two years from the IPO and was again extended to December 20, 1996.

          On April 20, 1995, the Company acquired 5,000,000 shares of Common Stock of Country World Casinos, Inc. ("Country World"), in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The Company also acquired 16,667 shares of Country World Common
Stock in a separate transaction for $50,000. Country World has purchased real estate located in the gaming district of Black Hawk, Colorado, on which it seeks to construct the Casino. In addition, the Company acquired an additional 2,250,453 shares of Common Stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's Common Stock. As of March 31, 1996, the Company owns 66.3% of the outstanding shares of Country World Common Stock and 54.9% of the total voting stock (Common and Preferred) of Country World.

          From December 1995 to March 1996, the Company sold 767,000 shares
of its Series E Convertible Preferred Stock for $10.00 per share.   This
transaction was done in accordance with Regulation S of the Securities Act of 1933. The Series E Preferred Stock is convertible into the Company's Common Stock at the lesser of 75% of the bid price on the date of closing or 65% of the bid price on the five days preceding the conversion date. The Company received net proceeds from this transaction of approximately $6,628,000. The proceeds were utilized for repayment of debt, settlement of litigation fees associated with securing financing for Country World Casinos, Inc. and working capital for the Company and Navtech.

          In December 1995, the Company committed to guaranty a $5 million loan for Country World for use in paying the secured and unsecured creditors of Country World. The loan is approved by the U.S. Bankruptcy Court for the District of Colorado and said funds are to be distributed in accordance with the Court's Order.

          In December 1995, the Company committed to guaranty a $27.35 million loan for Country World in the form of permanent financing to replace construction financing to construct the largest casino in the state of Colorado.

          On October 10, 1995, Phil B. Acton, Trustee of the Calvin Black Trust commenced a lawsuit against the Company in the United States District Court for the District of Utah, Central Division, case number 95CV 09305. This action seeks repayment of a promissory note in the principal amount of $500,000. On January 15, 1996 the Company, the Calvin Black Trust and Norlar, Inc. a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company and his spouse entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of a Registration Statement either 250,000 shares of the Company's Common Stock or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance. The Company will repay Norlar the $250,000 and replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust pursuant to the terms of the Sale and Forbearance Agreement in either cash or the Company's securities as determined by the Company's Board of Directors. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a Registration Statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common stock, whichever be greater, for an extension of time to file a Registration Statement.

          On January 24, 1996, the Company hired Corporate Relations Group, Inc. ("CRG") to act as the Company's financial public relations firm. The agreed fee for these services was $350,000 payable in cash or, at the Company's option 273,437 shares of the Company's Common Stock. Norlar, Inc. a company owned by Mr. Larry Berman, the Company's Chairman, and his spouse, assumed the Company's obligations under the agreement and transferred to CRG 273,437 shares of the Company's Common Stock. The Company has agreed to repay
Norlar, Inc. at the discretion of the Board of Directors either $350,000 ($1.28 per share) or 273,437 shares of the Company's Common Stock prior to July 31, 1996. On February 26, 1996, the Company paid Norlar, Inc. $350,000 in lieu of issuing additional shares of stock.

          In February 1996, the Company hired Martin Janis & Company to act as agent for the Company in providing additional public relations services for a three month period. The Company issued 35,000 shares of its Common Stock for such services and in May 1996, paid an additional fee of approximately $24,000 for such three month period. Additionally, the Company will retain limited services from Martin Janis & Company for the next nine months at a fee of $3,000 per month.

          In April 1996, the Company filed for approval with the State of New Jersey, pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, a Certificate of Amendment to its Certificate of Incorporation to authorize the issuance of 555,000 of Preferred Stock of the Corporation to be designated Class Z Preferred Stock, $0.25 par value. Such designation was approved by the State in April 1996. The reason for such authorization is due to the Company, its Board of Directors and management team as a whole, submitting to a licensing procedure enforced by the State of Colorado Gaming Commission. Under the terms of the licensing procedure, all parties must be licensed prior to opening operations of Country World Casinos and if there was to be a sudden change in control in the Board of Directors or management team, the Casino would be forced to close until new personnel could be licensed, quite possibly bankrupting the Company.

          Therefore, in the best interest of all the shareholders investment, the Company has seen fit to file an Amendment to its Certificate of Amendment to its Certificate of Incorporation to authorize the Class Z Preferred Stock, which through its conversion will maintain the voting balance of the Company such that a take over and or buy out of large blocks of stock will not disrupt the planned building and licensing of Country World Casinos or disturb ongoing operations once the Casino is completed.

          In June 1996, the Company issued an aggregate of 1,300,000 shares of its Common Stock to Messrs. Irwin Schneider, Eugene Lombardo and Scott Schneider in return for certain services performed by these individuals on behalf of the Company.

ITEM #13 - EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT

                                  SIGNATURES

          In accordance with Section 13 or 15 (d) of the Exchange Act of 1934, the issuer caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             HOLLY PRODUCTS, INC.

Dated:    August 2, 1996

/s/Larry S. Berman
Larry S. Berman
Chairman of the Board,
Executive Officer,
Secretary and Director


Dated:    August 2, 1996

/s/ William H. Patrowicz
William H. Patrowicz
President, Chief Operating
Officer, Treasurer and Director


          In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.




/s/ Larry S. Berman                               August 2, 1996
Larry S. Berman
Chairman, Chief Executive Officer
Secretary and Director

/s/ William H. Patrowicz                          August 2, 1996
William H. Patrowicz
President, Chief Operating Officer,
Treasurer and Director

/s/ Cary Brett Berman                             August 2, 1996
Cary Brett Berman
Vice President and Director

/s/ Harold Goldstein                              August 2, 1996
Harold Goldstein
Director

                      REPORT OF INDEPENDENT AUDITORS


To the Stockholders and Board of Directors of Holly Products, Inc.
        Bala Cynwyd, Pennsylvania


                 We have audited the accompanying
consolidated balance sheet of Holly Products, Inc. and its subsidiaries as of March 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two fiscal years in the period ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                 We conducted our audits in accordance
with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Holly Products, Inc. and its subsidiaries as of March 31, 1996, and the consolidated results of their operations and their cash flows for each of the two fiscal years in the period ended March 31, 1996, in conformity with generally accepted accounting principles.

                 The accompanying consolidated financial
statements have been prepared assuming Holly Products, Inc. will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company's recurring losses from operations, accumulated deficit, recurring negative cash flows from operations, pending litigation involving one of its subsidiaries and the related filing of a bankruptcy petition under Chapter 11 by that subsidiary raise substantial doubt about Holly Products, Inc.'s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                               MOORE STEPHENS, P. C.
                                               Certified Public Accountants.


Cranford, New Jersey
June 21, 1996

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1996.

Assets:
Current Assets:
         Cash and Cash Equivalents                                  $  934,462
         Accounts Receivable Trade - [Net of Allowance for Doubtful
          Accounts of $157,893]                                        378,450
         Inventory                                                     915,512
         Prepaid Expenses                                              446,980
         Other Current Assets                                            4,534

         Total Current Assets                                        2,679,938

Property and Equipment - [Net of Accumulated
         Depreciation and Amortization of $152,851]                  9,687,312

Deposits                                                               246,462

Investment at Equity                                                   266,076

Intangible Assets - Net                                                685,137

Other Assets                                                           343,436

         Total Assets                                               $13,908,361


See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1996.


Liabilities and Stockholders' Equity:
Current Liabilities:
        Notes Payable - Related Party                             $  3,896,504
        Demand Notes Payable - Bank                                    858,353
        Notes Payable - Others                                         680,396
        Accounts Payable                                             1,535,888
        Accrued Expenses                                             1,400,833
        Payroll Taxes Payable                                           81,823
        Current Portion of Long-Term Debt                               58,748
        Current Portion of Capital Lease Obligations                    61,237
        Other Current Liabilities                                       14,182
        Net Liabilities of Discontinued Operations                     575,007

         Total Current Liabilities                                   9,162,971


Long-Term Debt                                                          61,765

Long-Term Portion of Capital Lease Obligations                         165,081

Minority Interest                                                    2,217,191

Commitments and Contingencies                                               --

Stockholders' Equity:
        Preferred Stock - Authorized 2,000,000 Shares:

          Series D: Convertible $10.00 Par Value, $1.00 Per
           Share Per Annum Cumulative Dividends, 389,975
           Shares Issued and Outstanding                             3,899,750

          Series E: Convertible $10.00 Par Value, 587,000
           Shares Issued and Outstanding                             5,870,000

        Additional Paid-in Capital [Preferred]                      (1,939,548)

        Common Stock - No Par Value, Authorized 20,000,000 Shares,
          10,350,460 Shares Issued and Outstanding                  10,214,387

        Additional Paid-in Capital [Common]                            (83,947)

        Accumulated [Deficit]                                      (15,659,289)

        Total Stockholders' Equity                                   2,301,353

        Total Liabilities and Stockholders' Equity                $ 13,908,361


See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         Years ended
                                                          March 31,
                                                     1 9 9 6          1 9 9 5

Net Sales $                                       $ 4,110,443      $ 5,279,766
Cost of Sales                                       4,805,819        4,013,435
Inventory Reserve                                     338,000               --
        Total Cost of Sales                         5,143,819        4,013,435
        Gross Profit [Loss]                        (1,033,376)       1,266,331

Operating Expenses:
        General, Selling and Administrative         4,779,264        1,362,308
        Bad Debt Expense                              434,496            8,881

        Total Operating Expenses                    5,213,760        1,371,189

        Operating [Loss]                           (6,247,136)        (104,858)

Other [Expense]:
        Other Expenses                                (24,469)          (8,264)
        Interest Expense                             (468,483)        (265,272)

        Other [Expense] - Net                        (492,952)        (273,536)

Equity in Earnings of Investee                         85,355               --

Minority Interest Share in Loss of Subsidiary         143,101               --

[Loss] Income from Continuing Operations           (6,511,632)        (378,394)

Discontinued Operations:
[Loss] from Operations of Woodworking Business     (2,196,078)      (2,276,863)

Estimated [Loss] on Disposal of Woodworking
        Business Including Provision of $666,224
        for Operating Losses During the Phase
        Out Period                                 (2,709,280)              --

        Net [Loss]                                (11,416,990)      (2,655,257)

Preferred Stock Dividends                             439,479          219,250

        Net [Loss] Available to Common
         Stockholders                            $(11,856,469)     $(2,874,507)

Loss Per Common Share:
        [Loss] from Continuing Operations        $       (.97)     $      (.14)
        [Loss] from Discontinued Operations      $       (.33)     $      (.86)
        Estimated [Loss] on Disposal of
         Woodworking Business                    $       (.40)     $        --

        Net Income [Loss] Per Common Share       $      (1.76)     $     (1.08)

        Weighted Average Number of Common
         Shares Outstanding                          6,739,161       2,649,874

See Notes to Consolidated Financial Statements

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         Preferred Stock
                                Series B          Series C           Series D            Series E
                                                                                                                 Additional
                            Number            Number             Number              Number               Paid-in
                            of Shares Amount  of Shares Amount  of Shares Amount   of Shares   Amount
Capital  Sub-total
Balance - March 31, 1994      75,000  $ 7,500     --     $  --       --   $   --        --       $ --   $ 442,500
$ 450,000

 Shares Issued for Acquisition  --       --       --        --       --       --        --         --       --         --
 Proceeds from Sale of Warrant  --       --       --        --       --       --        --         --       --         --
 Dividends Paid                 --       --       --        --       --       --        --         --       --         --
 Shares Issued in Exchange
   for Existing Debt            --       --    240,000   240,000     --       --        --         --       --
240,000
 Conversion to Common Stock     --       --   (240,000) (240,000)    --       --        --         --       --
(240,000)
 Shares Issued in Exchange for
   Existing Debt                --       --    180,000   180,000     --       --        --         --       --      180,000
 Conversion to Common Stock     --       --   (180,000) (180,000)    --       --        --         --       --
(180,000)
 Issuance of Preferred Stock -
   Series D                     --       --       --        --    402,500  4,025,000    --         --(1,174,920)
(2,850,080)
 Net [Loss] for the Period      --       --       --        --       --       --        --         --       --         --
 Issuance of Common Stock
   in Lieu of Interest          --       --       --        --       --       --        --         --       --         --

Balance - March 31, 1995      75,000    7,500     --        --    402,500  4,025,000    --         --
(732,420)  3,300,080

Dividends Paid                  --       --       --        --       --       --        --         --       --         --
Shares Issued in Acquisition    --       --       --        --       --       --        --         --       --         --
Shares Issued in Exchange
 for Existing Debt              --       --    180,000   180,000     --       --        --         --       --
180,000
Conversion to Preferred Stock (75,000) (7,500) 450,000     7,500     --       --        --         --       --
    --
Conversion to Common Stock      --       --   (450,000)   (7,500)    --       --        --         --
(442,500) (450,000)
Shares Issued for Litigation
 Settlement                     --       --       --        --       --       --        --         --       --         --
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Conversion to Common Stock      --       --   (180,000) (180,000)    --       --        --         --       --
(180,000)
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Shares Issued in Exchange for
 Existing Debt                  --       --       --        --       --       --        --         --       --         --
Shares Issued for Services
 Rendered                       --       --       --        --       --       --        --         --       --         --
Issuance of Series E Preferred
 Stock                          --       --       --        --       --       --     747,000  7,470,000  1,020,401
6,449,599
Conversion to Common Stock      --       --       --        --    (12,525) (125,250)
(160,000)(1,600,000)   255,773 1,469,477
Net [Loss] for the Period       --       --       --        --       --       --        --         --       --         --

Balance - March 31, 1996        --    $  --       --     $  --    389,975  $3,899,750  587,000
$5,870,000  $(1,939,548)  $7,830,202

See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                                                Additional                     Total
                                          Sub-Total    Number                   Paid-in      Accumulated
Stockholders'
                                          Forwarded    of Shares     Amount     Capital       [Deficit]         Equity
Balance - March 31, 1994                  450,000     1,764,600    $2,984,384   $(383,947)
$(1,337,938)   $ 1,712,499

Shares Issued for Acquisition                --         515,000     1,044,999        --              --
1,044,999
Proceeds from Sale of Warrants               --            --            --       300,000            --          300,000
Dividends Paid                               --            --            --          --          (111,500)      (111,500)
Shares Issued in Exchange
 for Existing Debt                        240,000          --            --          --              --          240,000
Conversion to Common Stock               (240,000)      960,000       240,000        --              --
--
Shares Issued in Exchange for
 Existing Debt                            180,000          --            --          --              --          180,000
Conversion to Common Stock               (180,000)      720,000       180,000        --              --
--
Issuance of Preferred Stock -
 Series D                               2,850,080          --            --          --              --        2,850,080
Net [Loss] for the Period                    --            --            --          --        (2,655,257)    (2,655,257)
Issuance of Common Stock
 in Lieu of Interest                         --         150,000       150,000        --              --          150,000

Balance - March 31, 1995                3,300,080     4,109,600     4,599,383     (83,947)
(4,104,695)     3,710,821

Dividends Paid                               --            --            --          --          (137,604)      (137,604)
Shares Issued in Acquisition                 --         744,592     2,187,733        --              --
2,187,733
Shares Issued in Exchange
 for Existing Debt                        180,000          --            --          --              --          180,000
Conversion to Preferred Stock                --            --            --          --              --             --
Conversion to Common Stock               (450,000)    1,800,000       450,000        --              --
  --
Shares Issued for Litigation Settlement      --          25,000        75,000        --              --
75,000
Shares Issued for Services Rendered          --           7,500        11,250        --              --
11,250
Shares Issued for Services Rendered          --          25,000        87,500        --              --
87,500
Conversion to Common Stock               (180,000)      720,000       180,000        --              --
 --
Shares Issued for Services Rendered          --          30,000        78,750        --              --
78,750
Shares Issued for Services Rendered          --         300,000       862,500        --              --
862,500
Shares Issued for Services Rendered          --          50,000       128,100        --              --
128,100
Shares Issued in Exchange for
 Existing Debt                               --          27,932        38,756        --              --           38,756
Shares Issued for Services Rendered          --          35,000        45,938        --              --
45,938
Issuance of Series E Preferred Stock     6,449,599         --            --          --              --
6,449,599
Conversion to Common Stock              (1,469,477)   2,475,836     1,469,477        --              --
    --
Net [Loss] for the Period                    --            --            --          --       (11,416,990)   (11,416,990)

Balance - March 31, 1996                 7,830,202   10,350,460   $10,214,387   $ (83,947)
$(15,659,289)    $2,301,353

See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Years ended
                                                             March 31,
                                                       1 9 9 6       1 9 9 5
Operating Activities:
  [Loss] From Continuing Operations                 $(6,511,632)  $ (378,394)
  Adjustments to Reconcile Net [Loss] to Net Cash
   [Used for] Operating Activities:
   Depreciation and Amortization                        221,211      165,416
   Amortization of Deferred Financing Activities        112,500       37,500
   Bad Debt                                             434,496        8,881
   Equity in Earnings of Unconsolidated Affiliate       (85,355)         --

  Changes in Assets and Liabilities:
   [Increase] Decrease in: Accounts Receivable          379,928     (916,271)
   Inventory                                            (86,493)    (829,019)
   Other Current Assets                                  (2,800)      (4,509)
   Deposits                                            (238,734)         --
   Prepaid Expenses                                    (446,980)         --
   Other Assets                                        (246,157)      (3,926)
   Intangible Assets                                   (149,000)         --

   Increase [Decrease] in:
   Accounts Payable and Accrued Expenses              1,285,789      377,417
   Payroll Taxes Payable                                 59,395       22,428
   Other Current Liabilities                            (28,954)         --

   Total Adjustments                                  1,208,846   (1,142,083)

  Net Cash - Continuing Operations - Forward         (5,302,786)  (1,520,477)

Discontinued Operations:
  Net [Loss] From Discontinued Operations            (2,196,078)  (2,276,863)
  Adjustments to Reconcile Net [Loss] to Net
   Cash Operations:
   Depreciation and Amortization                         59,540      124,341
   Bad Debts                                                --        38,563
   Changes in Net Assets, Liabilities and Loss        4,556,730    1,513,154
   Estimated Loss in Disposal of Woodworking
    Business                                         (2,709,280)         --

  Net Cash - Discontinued Operations - Forward         (289,088)    (500,805)

Investing Activities - Continuing Operations:
  Acquisition of Assets                                (534,396)     (260,693)
  Issuance of Note Receivable                               --     (1,100,000)
  Purchase of Navtech - Net of Cash                         --        (72,005)
  Investment in Room Systems                                --       (194,685)

  Net Cash - Investing Activities - Continuing Operations -
   Forward                                             (534,396)   (1,627,383)

Investing Activities - Discontinued Operations - Forward:
  Acquisition of Assets                             $       --     $  (74,838)


See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
                                                            Years ended
                                                              March 31,
                                                        1 9 9 6     1 9 9 5

  Net Cash - Continuing Operations - Forwarded      $(5,302,786) $(1,520,477)
  Net Cash - Discontinued Operations - Forwarded       (289,088)    (500,805)
  Net Cash - Investing Activities - Continuing
   Operations - Forwarded                              (534,396)  (1,627,383)

  Net Investing Activities - Discontinued
   Operations - Forwarded                                   --       (74,838)

Financing Activities - Continuing Operations:
  Proceeds from Demand Notes Payable                    500,000          --
  Payment of Notes Payable - Other                     (500,000)         --
  Proceeds from Demand Notes Payable - Stockholders
   and Related Parties                                1,771,000      626,000
  Payment of Demand Notes Payable - Stockholders
   and Related Parties                               (1,396,157)    (626,000)
  Proceeds of Demand Note Payable - Banks               858,353          --
  Payment of Demand Note Payable - Banks               (300,000)         --
  Proceeds from Sale of Warrants                            --       300,000
  Proceeds from Issuance of Preferred Stock           6,449,599    2,850,080
  Dividends Paid                                       (137,604)    (111,500)

  Net Cash - Financing Activities - Continuing
   Operations                                         7,245,191    3,038,580

Financing Activities - Discontinued Operations:
  Proceeds from Demand Notes Payable                        --     2,897,615
  Proceeds from Demand Notes Payable - Stockholders
   and Related Parties                                      --           --
  Payment of Demand Notes Payable - Stockholders
   and Related Parties                                      --           --
  Payment of Demand Notes Payable and Capital
   Lease Obligation                                         --    (2,137,961)
  Payment of Demand Notes Payable                      (373,639)         --

  Net Cash - Financing Activities - Discontinued
   Operations                                          (373,639)     759,654

  Net Increase in Cash and Cash Equivalents             745,282       74,731

Cash and Cash Equivalents - Beginning of Years          189,180      114,449

  Cash and Cash Equivalents - End of Years          $   934,462      189,180

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the years for:
   Interest                                         $   409,483   $  257,102
   Income Taxes                                     $       --    $      --

Supplemental Schedule of Non-Cash Investing and Financing Activities:

  See notes to consolidated financial statements for details of certain non-cash investing and financing activities.

See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] ORGANIZATION AND BUSINESS

Nature of Operations - Holly Products, Inc. [the "Company"] through its wholly-owned subsidiary, Navtech Industries, Inc. ["Navtech"] manufactures electronic components such as circuit boards and hotel mini-bar systems for customers located throughout the United States. During fiscal 1996, the Company acquired approximately 66.3% of the outstanding common stock of Country World Casino,Inc. ["Country World"]. Country World intends to develop a casino complex in the gaming district of Black Hawk, Colorado for limited-stakes gambling.

Country World has purchased land and has begun construction of a hotel and casino. The land and development costs are recorded at cost and no depreciation will be taken until such time as the Company places the casino into operation. Interest capitalized during the year ended March 31, 1996 amounted to approximately $258,000. Financing for the completion of the casino development has not yet been finalized.

As of March 31, 1996, Country World has not completed construction of its planned principal operation and has not realized any revenue from its planned operations. Accordingly, it is considered to be in the development stage.

Discontinued Operations - HollyWood Manufacturing - In September 1995, the Company determined to discontinue its woodworking business. The
Company was unsuccessful in its attempts to divest itself of that business or find a suitable manufacturer for its products and consequently, ceased ongoing operations of the woodworking business to reduce its losses. The Company dismissed the entire staff and management of its woodworking operation and liquidated its assets. The lease for the facility housing the woodworking business expired on December 31, 1995 at which time the Company vacated the premises. The Company used the funds raised through the liquidation of assets, the collection of outstanding receivables and advances from a related party to satisfy a secured credit facility.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Navtech and Country World. All material intercompany transactions and balances have been eliminated in consolidation. The Company's other subsidiary, HollyWood Manufacturing has been discontinued [See Note 1].

    Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Accounts Receivable - The allowance for doubtful accounts has been computed based on an assessment of the collectibility of accounts receivable. The allowance at March 31, 1996 was $157,893.

Inventory - Inventory, which consists of work-in-process and raw material, is stated at the lower of cost [first-in, first-out method] or market.

Intangible Assets - The Company has organizational costs and a patent which are being amortized. In addition, the Company has goodwill and a customer list, which were acquired in connection with the purchase of Navtech. The Company has determined to amortize the cost of intangible assets [See Note [8] on a straight-line basis over the period the Company expects to receive benefits as follows:


                           Years

Goodwill                              7
Customer List                         5
Covenant Not-to-Compete               3

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #2


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]
Intangible Assets [Continued] - Management of the Company evaluates the periods of intangible asset amortization to determine whether later events and circumstances warrant revised estimates of useful lives. Management also evaluates whether the carrying value of such assets has become impaired.
This evaluation is done by analyzing the projected undiscounted net cash flow from related operations.

Property and Equipment - Property and equipment are stated at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets or the remaining lease term [See Note 6].

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3] GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. Additionally, certain litigation related to Country World has caused that subsidiary to file a bankruptcy petition under Chapter 11. These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

The continuation of the Company as a going concern is dependent upon its ability to reduce operating losses and to obtain additional financing to enable Country World to emerge from bankruptcy. The Company experienced a
substantial net loss for the year ended March 31, 1996.   Approximately
$4,900,000 of such loss was attributable to the woodworking business, which
has been discontinued.   In April 1996, the Company moved its wholly-
owned subsidiary, Navtech, from Blanding, Utah to Shiprock, New Mexico.
The move allowed Navtech to operate from one facility totaling 54,000 square feet in lieu of three facilities totaling 20,000 square feet. This will enable the Company to operate with greater efficiency and substantially lower cost through consolidation of functions, elimination of transportation and reduction in management and supervisory staff. In its new location in Shiprock, New Mexico, Navtech is located on the Navajo Reservation which allows for rebates in employing Native Americans, reduced energy costs and a forgiveness of rent payments on the new facility until such time as the move and refurbishing costs to the building are fully paid. It is estimated that this process will take approximately 10 years. It is anticipated that the new facility will allow Navtech to expand its revenues substantially.

Additionally, the Company has replaced the management of Navtech with a parred down more cost conscious group of professionals to carry out Navtech's plan and meet targeted budgets for fiscal 1997.

In May 1996, the Company closed on a $5,000,000 financing package for Country World. It is anticipated that Country World will be able to emerge from Chapter 11 proceedings in the immediate future including repayment of all outstanding indebtedness, therefore eliminating substantial legal, travel and management expense associated with these proceedings. Further, with the simultaneous settlement of certain outstanding litigation [See Note 23] as a part of the Chapter 11 proceedings, it is anticipated that Country World will recover monetary damages and be able to move forward with its plans to construct the casino. Additionally, Country World has moved to smaller, less expensive quarters substantially reducing its operating costs.

There can be no assurance that management's plans to reduce operating losses or settle litigation and have Country World emerge from bankruptcy will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #3

[4] FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective March 31, 1996, the Company adopted Statement of Financial
Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial instruments, the Company was required to make assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, cash equivalents, accounts receivable, accounts payable and short-term debt, the carrying amount approximates fair value for the majority of these instruments because of their short maturities. The fair value of the long-term debt is approximately $15,000 less than the carrying amount. Management estimates that the carrying amount of long-term related party indebtedness approximates fair value.

[5] INVENTORY

Inventory consists of the following as of March 31, 1996:

Work-in-Process                        $          165,372
Raw Materials                                   1,088,140
           Total                                1,253,512
           Less:  Reserves                       (338,000)

  Total                                $          915,512

During the fourth quarter, the Company recorded an inventory reserve of $338,000.

[6] PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of March 31, 1996:
                                                     Estimated
                                                     Useful Life
Land                              $   5,023,893          --
Machinery Equipment                     169,500         5-7 Years
Office Furniture and Equipment          120,142         5-7 Years
Leasehold Improvements                    3,713           2 Years
Equipment under Capital Leases          349,311         5-7 Years
Vehicles                                 49,387         5-7 Years
Construction of Navtech Facility        600,000          20 Years
Casino Under Development              3,524,217          --
                         Total    $   9,840,163
Less:  Accumulated Depreciation         152,851
    Property and Equipment - Net  $   9,687,312

Depreciation expense amounted to $111,567 and $36,086 for the years ended March 31, 1996 and 1995, respectively, of which $54,817 and $28,673 was attributed to equipment under capital leases.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #4


[7] INVESTMENT AT EQUITY

Navtech owns 26.7% of the stock in RoomSystems, Inc., a manufacturer of hotel in-room "mini bar" systems. Summarized financial information of RoomSystems, Inc., accounted for by the equity method, is as follows:

                                                     December 31,
                                                 1 9 9 5          1 9 9 4
Net Sales                                      $ 2,939,148    $ 1,048,142
Gross Profit                                   $ 1,168,835    $   455,254
Net Income                                     $   319,684    $    13,179
Company's Share of Net Income                  $    85,355    $     3,519

Assets:
  Current Assets                               $ 1,454,300    $   743,809
  Other Assets                                     444,337        456,025
  Total Assets                                 $ 1,898,637    $ 1,199,834

Liabilities and Equity:
  Current Liabilities                          $   902,096    $   522,976
  Equity                                           996,541        676,858
  Total Liabilities and Equity                 $ 1,898,637    $ 1,199,834
Company's Share of Equity                      $   266,076    $   180,721

[8] INTAGIBLE ASSETS

Intangible assets consist of the following at March 31, 1996:
                                           Accumulated
                                 Cost      Amortization  Net
Goodwill                      $  99,759    $  24,939   $  74,820
Customer List                   725,000      253,750     471,250
Covenant Not-to-Compete         149,000        9,933     139,067

             Totals           $ 973,759    $ 288,622   $ 685,137

In February 1996, the Company paid $149,000 to the former director of
Navtech in exchange for his covenant not-to-compete with Navtech in the
continental United States for three years.   The cost of intangible assets are
amortized over the expected useful life of the related assets [See Note 2]. Amortization expense charged to operations for 1996 and 1995 was $169,184 and $129,330, respectively.

[9] DEMAND NOTE PAYABLE - BANK

Navtech has an operating line of credit from a financial institution in the amount of $1,500,000 which is collateralized by inventory and accounts receivable and bears interest at a monthly floating interest rate of 1.5% over prime. The prime rate was approximately 9% at March 31, 1996. The
Company has a principal balance outstanding of $858,353 at March 31, 1996.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5

[10] NOTES PAYABLE - OTHER

[A] In January 1995, the Company borrowed, on an unsecured basis, an aggregate of $1,000,000 [evidenced by notes payable] from three individuals and entities at 15% annual interest. The fifteen percent [15%] notes were due and payable on January 13, 1996. The maturity date was extended based on a loan extension agreement. The terms of the agreement provided for a payment of $500,000 [which was paid in March 1996] and transfer of 370,000 shares of the Company's common stock to the note holders [See
Note 26]. As of March 31, 1996, a $400,000 principal balance was owed on the notes payable.

[B] In May 1995, the Company borrowed $500,000 from the Calvin Black
Trust ["Trust"].   Original repayment terms provided for an initial interest
payment of $10,643 and an additional four monthly interest payments of $10,000 each. The $500,000 principal balance had a maturity date of October 1, 1995. At October 1, 1995, the Company defaulted on the borrowing by failing to pay the $500,000 principal balance. On January 15, 1996, the Company, the Calvin Black Trust, and Norlar, Inc., owned by the Chief Executive Officer of the Company and his spouse, entered into a Sale and Forbearance Agreement pursuant to which the Calvin Black Trust sold to Norlar $250,000 of the indebtedness owned by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin
Black Trust upon the effectiveness of a registration statement either 250,000 shares of the Company's common stock or $500,000 worth of the Company's common stock whichever be greater. In exchange, the Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance Agreement. In January 1996, Norlar made a $250,000 cash payment to the Trust. As of March 31, 1996, the Company owed a $250,000 principal balance to the Trust plus accrued interest and legal fees as required under the default provision of the note payable [See Note 26].

[C] As of March 31, 1996, the Company had a principal balance outstanding of approximately $400 on a $10,542 note payable bearing interest at 12.00% per annum payable in $500 monthly installments.

[D] At March 31, 1996, the Company was indebted to Sunrise, Inc., in the
amount of $30,000.   The note contains a 15% interest rate and is due on
demand.

[E] The weighted average interest rate on demand note payable, notes payable - other, and notes payable - related party [See Note 22] was approximately 15% at March 31, 1996.

[11] LONG-TERM MEBT

Long-term debt consists of the following:

Note payable due in monthly installments of $1,660
 through March 1997, including interest at 10.00%.                 $   21,851
Note payable due in monthly installments of $452 through
 June 1999, including interest at 8.50%.  The debt is
 collateralized by a vehicle.                                          16,401
Note payable due in monthly installments of $300 through
 July 1998, including interest at 10.75%.  The debt is
 collateralized by a vehicle.                                           7,253
Note payable due in monthly installments of $4,667 through
 September 15, 1997, including interest at 15.50%.                     75,008

Total Long-Term Debt                                                  120,513
Less:  Current Maturities                                              58,748

  Net Long-Term Debt                                               $   61,765

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #6

[11] LONG-TERM DEBT [Continued]

Future principal maturities for the above notes at March 31, 1996 are as follows:
Year ended
 March 31,
  1997                                                    $   58,748
  1998                                                        53,669
  1999                                                         6,257
  2000                                                         1,839
  2001                                                           --
  Thereafter                                                     --

                    Total Long-Term Debt                  $  120,513

[12] CAPITAL LEASE OBLIGATIONS

The Company leases certain office and production equipment under various long-term capital leases which meet the criteria of capital leases and,
accordingly, have been recorded as assets.   Obligations under capital leases
are stated on the balance sheet at the present value of future minimum lease payments. The leases started between 1994 and 1996, are noncancellable, and expire through the year 2001. The following is a schedule of leased property under the capital leases:

Equipment - At Cost                                    $          349,311
Less: Accumulated Depreciation                                     74,765
  Net Capitalized Equipment                            $          274,546

The following is a schedule by years of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of March 31, 1996:

Year ended
 March 31,
  1997                                                       $    101,917
  1998                                                             76,884
  1999                                                             71,306
  2000                                                             56,246
  2001                                                              5,967
  Thereafter                                                          --

 Total Minimum Lease Payments                                     312,320
   Less: Amount Representing Interest                              86,002

            Present Value of Net Minimum Lease Payments     $     226,318
  Current Portion                                           $      61,237
  Non-Current Portion                                             165,081

            Present Value of Net Minimum Lease Payments     $     226,318

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7

[13] CAPITAL TRANSACTIONS

[A] Preferred Stock - Series D - At March 31, 1996, the Company had outstanding 389,975 shares of 10% Convertible Cumulative Series D
Preferred Stock, $10 per value per share.   Dividends on the Convertible
Preferred Stock are due quarterly and are in arrears. The Convertible Preferred Stock has a liquidation preference of $10 per share and is convertible into two [2] Shares of common stock. Holders of Convertible Preferred Stock are not entitled to vote on any matter, except as required by law. In February 1995, the Company paid $40,250 in dividends to holders of the Series D Preferred Stock. At March 31, 1996, dividends in arrears on such stock amounted to $402,500 or approximately $1.00 per share.

[B] Preferred Stock - Series E - During fiscal 1996, the Company consummated a Private Placement of 747,000 shares of its Series E
Convertible Preferred Stock resulting in gross and net proceeds of $7,470,000 and $6,449,599, respectively. The proceeds of this offering were utilized for repayment of debt, settlement of litigation and working capital for the Company and Navtech. Each share of Series E Preferred Stock is non-voting, does not pay a dividend, and is convertible into shares of the Company's common stock at the rate determined by dividing $10.00 by the lesser of 75% of the closing of the subscription or 65% of the average closing bid price for the five [5] trading days immediately preceding the close of conversion.

[C] Country World Acquisition - During fiscal 1996, the Company issued 744,592 shares of common stock valued at $2,187,733 toward the purchase of Country World.

[D] Debt to Equity Conversions - In May 1995, certain related party indebtedness aggregating $50,000 was converted into 50,000 shares of Series
C Preferred Stock. In July 1995, certain related party indebtedness aggregating $100,000 was converted into 100,000 shares of Series C
Preferred Stock. In August 1995, indebtedness in the amount of $30,000 was converted into 30,000 shares of Series C Preferred Stock. During fiscal 1996, $4,167 in dividends were paid to the holders of the Series C Preferred Stock. In October and December 1995, such shares of Series C Preferred Stock were converted, pursuant to the terms thereof, into an aggregate of 720,000 shares of Company common stock.

[E] Preferred to Common Conversion - In July 1995, certain related party Series B Preferred Stock was converted into 450,000 shares of Series C Preferred Stock. During fiscal 1996, $32,812 in dividends was paid to the holders of Series B Preferred Stock. In August 1995, such preferred stock was converted [pursuant to the terms thereof] into 1,800,000 shares of common stock.

[F] Legal Settlement - In August 1995, the Company issued 25,000 shares of its common stock relating to a legal settlement. The Company has reflected a charge to the statement of operations of $75,000 to reflect settlement.

[G] Exchange for Services - In August 1995, the Company issued 12,500 shares of its common stock to each of two individuals in return for legal services performed. Additionally, the Company issued 7,500 shares of its common stock in return for other legal services performed. The statement of operations reflects a charge of $98,750 to reflect the estimated fair value of
such services.   In October 1995, the Company issued 30,000 shares of its
common stock to two individuals as a retainer for legal services to be performed through July 1996. The estimated fair value of such services was $78,750. The statement of operations reflects a charge of $43,750 for the expensed portion of the retainer.

In December 1995, the Company issued 300,000 shares of its common stock in return for services rendered in connection with the liquidation of its woodworking subsidiary and the reorganization of Country World Casinos, Inc. The Company has reflected a charge to the statement of operations of $862,500 to reflect the estimated fair value of such services.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8

[13] CAPITAL TRANSACTIONS [Continued]

[G] Exchange for Services [Continued] - In January 1996, the Company
issued 50,000 shares of its common stock in return for legal services performed. The Company reflected a charge to the statement of operations of
$128,100 to reflect the estimated fair value of such services.   In February
1996, the Company hired Martin Janis & Company to act as agent for the Company in providing public relations for a three month period. The
Company issued 35,000 shares of its common stock for such services.

[H] Debt to Equity Conversion - In January 1996, certain related party indebtedness aggregating $38,756 was converted into 27,932 shares of Company common stock.

[I] Preferred to Common Conversion - During the fourth quarter of the current fiscal year, 12,525 shares of Series D Preferred Stock and 160,000 shares of Series E Preferred Stock were converted, pursuant to the terms thereof, into 25,050 shares and 2,450,786 shares, respectively, of Company common stock.

[J] Authorized Common and Preferred Stock - In December 1994, the
Company increased its authorized Preferred and Common stock to 2,000,000 and 20,000,000 shares, respectively. The Company increased the number of authorized shares of Series C Preferred Stock from 450,000 to 1,000,000 shares.

[K] Outstanding Warrants - At March 31, 1996, 4,805,000 common stock purchase warrants were outstanding. Each warrant entitles the holder to purchase one share of Company common stock at any time through December 20, 1998 at a price of $5.75.

[14] PUBLIC RELATIONS AGREEMENT

In January 1996, the Company hired Corporate Relations Group, Inc.
["CRG"] to act as the Company's financial public relations firm through July 1996. The agreed fee for these services was $350,000 payable in cash, or at the Company's option, by delivering 273,437 shares of its common stock. In connection with such hiring, Norlar, Inc., a company owned by the Company's Chairman and his spouse, transferred to CRG the 273,437 shares.
In February 1996, the Company paid Norlar, Inc. $350,000 in lieu of issuing additional shares of stock to replace the shares transferred to CRG.

[15] LOSS PER SHARE

Loss per share for the years ended March 31, 1996 and 1995 are based on 6,739,161 and 2,649,874, respectively, weighted average shares outstanding. The effect of outstanding warrants were not included in the calculation as their effect would be anti-dilutive. As supplementary primary loss per share information, had the conversions to common stock described in Note 13 taken place at the beginning of the year, loss per share would have been affected as follows:

Pro Forma:
                                                          Year ended
                                                        March 31, 1996
Loss Per Common Share:
  Loss from Continuing Operations                          $   (.66)
  Loss from Discontinued Operations                        $   (.22)
  Estimated Loss on Disposal of Woodworking Business       $   (.27)
           Net Loss Per Common Share                       $  (1.20)

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #9

[16] COMMINTMENTS AND CONTINGENCIES

[A] Leases - The Company entered into several noncancelable operating leases for office and production space in Colorado, New Mexico and Pennsylvania. These operating leases will expire on various dates through October 2005. The rent expense amounted to $266,182 and $205,726 for the years ended March 31, 1996 and 1995, respectively.

The lease for the office and production facilities in New Mexico is with the
Navajo Nation.   Under the terms of this lease, the Company is eligible to
receive credit against the rental payments of $4,900 per month during years one through ten for costs incurred in the performance of specific improvements to the leased facility. As of March 31, 1996, the Company had incurred costs related to these improvements in excess of the total rent expense for the ten year lease term.

The Company entered into various noncancelable automobile leases on a month-to-month basis.

[A] Leases [Continued] - Future minimum lease payments for the next five years are as follows:
                                       Office and
                                       Production         Auto
                                       Facilities         Leases
March 31,
1997                                   $  43,142        $  40,747
1998                                      24,000           16,733
1999                                        --              9,349
2000                                        --               --
2001                                        --               --
Thereafter                                  --               --
                              Totals   $  67,142        $  66,829

[B] Guaranty - In December 1995, the Company committed to guaranty a
$27.35 million loan for Country World in the form of permanent financing to replace construction financing to construct a casino in the state of Colorado.

[C] Construction Loan - On November 20, 1995, the Company obtained a $600,000 construction loan to finance the renovation of Navtech's New
Mexico facility. Repayment of the principal and interest at 1.55% above the First National Bank of Farmington 2 year prime CD are due in 120 monthly installments of $5,000 plus interest beginning December 20, 1996. Loan proceeds are to be disbursed directly to the renovating contractor upon submission of an application and certificate for payment by the contractor. Construction of all leasehold improvements were substantially completed by March 31, 1996. At that date, $600,000 is included in accrued expenses and construction in progress. However, as no application or certificates for payment were submitted by March 31, 1996, the construction loan had no principal balance outstanding.

[D] SEC Investigation - In 1994, Country World was informed by the
Securities and Exchange Commission [the "SEC"] that the SEC has instituted a formal order of investigation concerning the possibility of violations of the federal securities laws by the Company. To the best of the Company's knowledge, the investigation by the SEC is continuing, and the Company has not been notified of any action being instituted by the SEC against the Company. Consequently, the Company is unable to assess the ultimate effect of this action. Although no member of the Company's current management was affiliated with the Company during the time period the SEC is investigating, the tendency of such investigation, and the initiation of any action by the SEC, has impeded, and could continue to impede, the Company's efforts to obtain financing and accomplish other tasks necessary to commence operations.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #10

[17] INCOME TAXES

The Company has net operating loss carryovers of approximately
$14,900,000 as of March 31, 1996, expiring in the years 2008 through 2011. However, utilization of the loss carryovers is subject to Internal Revenue regulations where the corporation has issued substantial additional stock.  Accordingly, a portion of this loss carryover may not be available to
the Company.   Generally Accepted Accounting Principles require the
establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. The deferred tax asset attributable to operating loss carryforwards amounted to approximately $5,960,000 at March 31, 1996. Because of the uncertainties discussed in Note 3, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

[18] CREDIT RISK

Financial instruments which potentially subject to the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. The Company maintains its cash balances in bank deposit accounts which, at times, exceed federally insured limits. Accounts at each institution [which are located throughout the United States] are insured by the Federal Deposit Insurance Corporation ["FDIC"] up to $100,000. At
March 31, 1996, the Company had no cash amounts in excess of FDIC insurance limits. Additionally, cash equivalents held at a brokerage house amounting to approximately $728,000 at March 31, 1996 are insured by the Securities Investor Protection Corporation.

The Company provides services to customers concentrated in the electronics industry located throughout the United States. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial conditions but does not generally require collateral. Allowances are maintained for potential credit losses, and such losses have been within management's estimates. Actual results could differ from those estimates and as such are subject to change in the near term.

[19] MAJOR CUSTOMERS

Customers which individually accounted for more than 10% of total revenues are as follows:
                                                        Navtech
                                                    Industries, Inc.
                                                        March 31,
                                                 1 9 9 6        1 9 9 5
Casino Data Systems                                 51%            78%
RoomSystems, Inc.                                   22%            16%

If the Company is not successful in attracting new customers for its products, the loss of any one significant customer, or group of customers, will have a severe negative impact on the Company in the near term.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #11

[20] BUSINESS COMBINATION

On April 20, 1995, the Company acquired 5,000,000 shares of common stock of Country World Casinos, Inc. ["Country World"], in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The results of operations of Country World are included in the consolidated statements of operations from that date. The Company also acquired 16,667 shares of Country World common stock in a separate
transaction for $50,000.   Country World has purchased real estate located in
the gaming district of Black Hawk, Colorado, on which it seeks to construct the casino. In addition, the Company acquired an additional 2,250,453 shares of common stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's common stock. As of March 31, 1996, the Company owns 66.3% of the outstanding shares of Country World common stock and 54.9% of the total voting stock
[common and preferred] of Country World.   Country World intends to
develop a 200,000 square foot country western motif casino complex in the gaming district of Black Hawk, Colorado, which is located approximately 35 miles west of Denver, including a 79,000 square foot casino [the "Casino"] for limited-stakes gambling [that is, gambling in which bets are limited to a $5.00 maximum by Colorado law].

The following summarized pro forma [unaudited] information assumes the acquisition occurred April 1, 1994:
                                                         March 31,
                                                  1 9 9 6         1 9 9 5
Net Sales                                     $   4,110,443    $  5,279,766
Net Loss Available to Common Stockholders     $ (11,856,469)   $ (3,382,139)
Net Loss Per Share Available to Common
Stockholders                                  $       (1.76)  $       (1.00)

The minority interest represents the portion of Country World not owned by the Company. At March 31, 1996, substantially all of the minority interest is represented by preferred stockholders of Country World. There are no dividend requirements related to the preferred stock. The Company owns no Country World preferred stock. As shown in the statements of operations for the year ended March 31, 1996, approximately $143,000 of the loss from operations of Country World for such period has been attributed to the minority interest.

[21] CASINO UNDER DEVELOPMENT

In August 1993, Country World closed on an acquisition of approximately
79,000 square feet of vacant land located within the city of Black Hawk,
Gilpin County, Colorado. Country World paid $550,000 cash, delivered a promissory note [See Note 22B] in the amount of $3,450,000, and delivered 2,250,000 shares of its Convertible Preferred stock which is convertible to common stock on a 1 for 1 basis. The acquisition of the land was subject to a first deed of trust in the amount of $475,000. The Company is obligated to file a registration statement to cover the distribution of the Convertible Preferred stock to the shareholders of the selling entity, which is a publicly-
held corporation based in Denver, Colorado.   Subsequently, the Company
closed on an acquisition to an additional 375,000 square feet of vacant land located in close proximity to the original land purchased. The Company paid $200,000 cash, delivered a promissory note [See Note 22C] in the amount of $725,000, and delivered 250,000 shares of its common stock.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #12

[22] TRANSACTIONS WITH RELATED PARTIES

[A] Notes Payable - During the year ended March 31, 1996, the Company entered into several notes payable totaling approximately $1,771,000 from Norlar, Inc., a company owned by the Chief Executive Officer of the Company and his spouse. Each note payable provided for 12% interest and a 90 day maturity period. As of March 31, 1996, two notes payable with aggregate principal balance totaling $508,639 were outstanding.

[B] Note Payable - At March 31, 1996, Country World had outstanding a balance of $2,662,865 under a note payable due holders of its preferred stock. The terms of the note call for interest at 8% and principal payments in the form of equal monthly installments over ten years. The note is collateralized by a deed of trust on real property [See Note 21]. Default provisions provide for the entire principal balance and accrued interest be due on demand. An additional provision provides for a default rate of interest of 18% on the outstanding principal balance starting from the default date and payable monthly [See Note 23].

[C] Note Payable - At March 31, 1996, Country World had outstanding a $725,000 note payable due holders of its preferred stock. The terms of the note call for interest at 8% and principal payments in the form of equal monthly installments over ten years. The note is collateralized by a deed of trust on real property [See Note 21]. Default provisions provide for the entire principal and accrued interest be due on demand. An additional provision provides for a default rate of interest of 18% on the outstanding principal balance starting from the default date and payable monthly [See
Note 23].

[23] LITIGATION

In May 1995, the Company's majority owned subsidiary, Country World, commenced a lawsuit against Tommyknocker Casino Corp.
["Tommyknocker"] and New Allied Development
Corporation ["New Allied"] in the District Court of Denver, County of
Denver, Colorado, case number 95CV 2310.  This action is primarily for breach of contract in connection with the acquisition of certain real property by Country World from the defendants. Country World is seeking monetary
damages and declaratory relief.    In August 1995, Tommyknocker and New
Allied filed a counterclaim in the aforementioned action against Country
World and the Company. The counterclaim alleges that Country World is in default under the promissory note issued to Tommyknocker in connection with the acquisition of certain real property [See Note 22B], that Country World failed to register stock on behalf of Tommyknocker and that the Company has acquired control of Country World to the detriment of Tommyknocker and New Allied.

In a related action on June 28, 1995, Tommyknocker filed a Rule 120 Motion in the District Court, City and County of Denver, Colorado, case number 95CV 2799. This motion sought foreclosure on the real property discussed above. On October 4, 1995, the magistrate in this case granted Tommyknocker's motion and authorized the sale of the property pursuant to the foreclosure on October 12, 1995.

On October 12, 1995, Country World filed a bankruptcy petition under
Chapter 11 of Title 11 of the United States Code. The case was filed in the United States Bankruptcy Court, District of Colorado, case number 95-
20563rjb.   Pursuant to the filing of the bankruptcy, an automatic stay went into effect pursuant to 11 U.S.C. Section 362 prohibiting the foreclosure
sale.   Tommyknocker filed a Motion for Relief from the stay and a hearing on this matter was held on December 22, 1995. On January 3, 1996, the Court ruled that Country World should be given an opportunity to proceed with its bankruptcy proceedings in a diligent and timely fashion. The
Court conditioned continuation of the stay pending the approval or denial as the case may be of Country World's financing proposal and certain other conditions. In March 1996, the Court approved Country World's financing proposal. The plan of reorganization submitted to the Court is pending [See
Note 26].

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #13

[23] LITIGATION [Continued]

The Company is subject to various other claims and lawsuits arising in the normal course of its business. The amount of liability, if any, beyond amounts accrued from the claims cannot be estimated. Nevertheless, due to uncertainties inherent in the legal process, it is at least reasonably possible that management's view of the outcome will change in the near term.

[24] INDUSTRY SEGMENTS

The relative contributions to net sales, income from continuing operations and identifiable assets of the Company's two industry segments are as follows:

                                                     March 31,
                                               1 9 9 6         1 9 9 5 [3]
Net Sales:
  Casino Gaming                            $        --       $       --
  Electronics Manufacturing                    4,110,443        5,279,766

  Consolidated Net Sales                   $   4,110,443     $  5,279,766

Income [Loss] from Operations:
  Casino Gaming                            $    (290,539)    $       --
  Electronics Manufacturing                   (2,913,254)          90,041
  Equity in Net Income of RoomSystems, Inc.:
  Casino Gaming                                     --               --
  Electronic Manufacturing                        85,355            3,519

    Subtotal                                  (3,118,438)          93,560
    Corporate and Other [1]                   (3,393,194)        (471,954)

  Consolidated Loss from Continuing
   Operations                              $  (6,511,632)    $   (378,394)

Identifiable Assets [2]:
  Casino Gaming                            $   8,577,140     $       --
  Electronics Manufacturing                    3,448,393        2,685,201
Investment in Net Assets of RoomSystems, Inc.:
  Casino Gaming                                     --               --
  Electronic Manufacturing                       266,076          180,721

    Subtotal                                  12,291,609        2,865,922
    Corporate and Other                        1,616,752          488,599

 Consolidated Assets                       $  13,908,361     $  3,354,521
Depreciation and Amortization:
  Casino Gaming                            $       4,951     $       --
  Electronics Manufacturing                $      87,709     $     36,085

Capital Expenditures:
  Casino Gaming                            $     433,356     $       --
  Electronics Manufacturing                $     701,040     $    260,382

Revenues from Each Customer Which Exceeds 10% of Total Revenues:
Casino Gaming                              $        --       $       --
  Electronics Manufacturing:
   Customer - Casino Data Systems          $   2,096,326     $  4,118,217
   Customer - RoomSystems, Inc.            $   9,042,975     $    844,763

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #14


[24] INDUSTRY SEGMENTS [Continued]

[1]    Corporate and other includes interest expense and other non-operating income and expenses.

[2]    Identifiable assets by industry segment exclude intercompany advances
and investments.   Corporate  assets are principally cash, investments and
intangible assets.

[3]    The casino gaming segment is only included in the consolidated financial statements for 1996, the year of purchase by the Company.

During the year ended March 31, 1996, the casino gaming segment was in a developmental stage and as such had no revenue.

[25] NEW AUTHORITATIVE PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] issued Statement of
Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed
Of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Based on management's current plans, the adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for
Stock Issued to Employees."  The Company has not decided if it will adopt
SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No.
123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December
15, 1995. The Company has not assessed the effect SFAS No. 123 is expected to have on its financial statements.

[26] SUBSEQUENT EVENTS

In April 1996, the agreement referred to in Note 10B was amended. Pursuant to said amendment, the Company paid the Trust $150,000. The Trust applied the payment first to costs and expenses then to interest and then to principal on the note. In addition, the Company agreed to refile the Registration Statement on or before June 15, 1996. Lastly, Norlar agreed that within three days after the Registration Statement becomes effective to deliver the greater of 200,000 shares of the Company's stock or the number of shares whose total market value equals $348,000. The agreement also provides that an event of default occur if the Registration Statement is not effective by October 11, 1996.

In April 1996, 550,000 of the 2,000,000 authorized shares of preferred stock of the Corporation was designated Class "Z" Voting Preferred Stock, $.25 par value.

On May 31, 1996, the Company closed on a $5,000,000 finance package related to the Chapter 11 Bankruptcy of Country World. The Company anticipates it will repay all outstanding indebtedness and emerge from bankruptcy. In June 1996, the Company filed a status report and joint motion to distribute the uncontested portion of loan proceeds and motion to schedule claims hearing.

In June 1996, the Company increased its authorized common stock to 50,000,000 shares.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #15

[26] SUBSEQUENT EVENTS [Continued]

Subsequent to March 31, 1996, 497,000 shares of Series E Preferred Stock were converted pursuant to the terms thereof into 19,112,140 shares of Company common stock. As supplementary information, had this conversion together with the conversion described in Note 13 taken place at April 1, 1995, loss per share would have been affected as follows:

Pro Forma:
                                                        Year ended
                                                      March 31, 1996
Loss Per Common Share:
  Loss from Continuing Operations                        $   (.22)
  Loss from Discontinued Operations                      $   (.08)
  Estimated Loss on Disposal of Woodworking Business     $   (.09)
  Net Loss Per Common Share                              $   (.41)

In June 1996, the Company issued 1,300,000 shares of its common stock to three individuals in return for certain services they performed for the Company.

The maturity date of the notes payable described in Note 10A has been extended to August 9,
1996.



                    .   .   .   .   .   .   .   .

                                Form 10-QSB

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

(X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended  September 30, 1996

                                    OR

(  )     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
         EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________
For Quarter Ended _____________     Commission File Number 1-12668

                              HOLLY PRODUCTS, INC.
           (Exact name of registrant as specified in its charter)

         New Jersey                                  22-3172149
(State or other jurisdiction of                    I.R.S. Employer
incorporation or organization)                     Identification Number


        200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania    19004
              (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (610) 617-0400

_________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         Yes  X       No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of September 30, 1996: 40,481,570

HOLLY PRODUCTS, INC. AND SUBSIDIARIES

INDEX


Part I:     FINANCIAL INFORMATION

Item 1:  Financial Statements

         Consolidated Balance Sheets as of
               September 30, 1996 [Unaudited]                         1, 2

         Consolidated Statements of Operations for
               the three and six months ended
               September 30, 1996 and 1995 [Unaudited]                3

         Consolidated Statements of Cash Flows for
               the six months ended September 30, 1996
               and 1995 [Unaudited]                                   4, 5

         Notes to Consolidated Financial Statements [Unaudited]       6, 7

Item 2:  Management's Discussion and Analysis of Financial
         Condition and Results of Operations                          8, 9, 10


Part II:     OTHER INFORMATION

Items 1:  Legal Proceedings                                           11

Item 2:   Exhibits & Reports on Form 8-K                              11

          Signature Page                                              12

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1996 (UNAUDITED)

Assets:
Current Assets:
     Cash and Cash Equivalents                                   $  2,104,592
     Accounts Receivable Trade - [Net of Allowance
          for Doubtful Accounts of $153,982]                        1,640,687
     Inventory                                                        690,274
     Prepaid Expenses                                                 617,885

     Total Current Assets                                           5,053,408

Property and Equipment - [Net of Accumulated
     Depreciation and Amortization of $226,336]                    11,328,403

Deposits                                                               51,582

Intangible Assets - Net                                               585,583

Other Assets                                                          175,531

Deferred Financing Costs                                              500,000

     Total Assets                                               $  17,694,507


See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1996 (UNAUDITED)

Liabilities and Stockholders' Equity:
Current Liabilities:
     Notes Payable - Related Party                               $  2,001,165
     Demand Notes Payable - Bank                                    1,443,972
     Notes Payable - Others                                         5,413,446
     Accounts Payable                                               1,439,102
     Accrued Expenses                                                 868,816
     Payroll Taxes Payable                                             48,190
     Current Portion of Long-Term Debt                                143,083
     Current Portion of Capital Lease Obligations                      61,237
     Net Liabilities of Discontinued Operations                       110,771

     Total Current Liabilities                                     11,529,782

Long-Term Debt                                                        529,779

Long-Term Portion of Capital Lease Obligations                        563,281

Minority Interest                                                   2,108,450

Commitments and Contingencies                                             ---

Stockholders' Equity:
     Preferred Stock - Authorized 2,000,000 Shares:

          Series D: Convertible $10.00 Par Value, $1.00
                    Per Share Per Annum Cumulative
                    Dividends, 389,975 Shares Issued
                    and Outstanding                                 3,899,750

          Series E: Convertible $10.00 Par Value, 115,000
                    Shares Issued and Outstanding                   1,150,000

          Series Z: Convertible $0.25 Par Value, 1,013,628
                    Shares Issued and Outstanding                     253,407

     Additional Paid-in Capital [Preferred]                        (1,318,640)
     Common Stock - No Par Value, Authorized 50,000,000
                    Shares, 40,481,570 Shares Issued
                    and Outstanding                                16,175,299

     Additional Paid-in Capital [Common]                              (83,947)

     Accumulated [Deficit]                                        (17,112,654)

     Total Stockholders' Equity                                     2,963,215

     Total Liabilities and Stockholders' Equity                 $  17,694,507


See Notes to Consolidated Financial Statements

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                  Three months ended               Six months ended
                                                     September 30,                    September 30,
                                                 1996           1995              1996           1995

Net Sales                                     $1,244,036     $1,392,098        $3,038,233     $2,389,874

Cost of Sales                                    683,799      1,772,335         2,000,569      2,616,512
     Gross Profit [Loss]                         560,237       (380,237)        1,037,664       (266,648)

Operating Expenses:
     General, Selling and Administrative       1,532,682        809,579         2,771,609      1,596,661
     Operating [Loss]                           (972,445)    (1,189,816)       (1,733,945)    (1,823,309)

Other [Expense]:
     Other Income                                 38,943         29,212            43,438         52,866
     Interest Expense                           (137,611)       (65,245)         (221,784)      (150,650)

     Other [Expense] - Net                       (98,668)       (36,033)         (178,346)       (97,874)

Minority Interest Share in Loss of Subsidiary     46,944         37,153           106,071         70,935

[Loss] Income from Continuing Operations      (1,024,169)    (1,188,696)       (1,806,220)
(1,850,155)

Discontinued Operations:
     Income [Loss] from Operations of
          Woodworking Business                   336,267     (1,026,269)          327,664     (2,196,078)

Estimated [Loss] on disposal of
          Woodworking Business                        --       (841,423)               --       (841,423)

     Net [Loss]                                 (687,902)    (3,056,388)       (1,478,556)    (4,887,656)

     Preferred Stock Dividends                         0              0                 0        100,625

     Net [Loss] Available to Common
          Stockholders                        $ (687,902)   $(3,056,388)     $ (1,482,556)   $(4,988,281)


Loss Per Common Share:
     [Loss] from Continuing Operations        $     (.03)   $      (.23)     $       (.07)   $      (.35)
     Income [Loss] from Discontinued
          Operations                          $      .01    $      (.19)     $        .01    $      (.42)
     Estimated Loss on Disposal of
          Woodworking Business                $       --    $      (.16)     $         --    $      (.16)

     Net [Loss] Per Common Share              $     (.02)   $      (.58)     $       (.06)   $      (.93)


Weighted Average Number of
     Common Shares Outstanding                34,536,701      5,279,554        25,088,081
5,279,554

See Notes to Consolidated Financial Statements

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                              Six months ended
                                                                                September 30,
                                                                           1996             1995
Operating Activities:
     [Loss] From Continuing Operations                               $ (1,806,220)    $ (1,188,696)
          Adjustments to Reconcile Net [Loss] to Net Cash
          [Used for] Operating Activities:
          Depreciation and Amortization                                    73,485               --
          Amortization of Deferred Financing Activities                    37,866               --
          Minority Interest                                               (46,944)              --

     Changes in Assets and Liabilities:
          [Increase] Decrease in:
               Accounts Receivable                                     (1,264,237)        (253,384)
               Inventory                                                  225,238         (308,368)
          Other Current Assets                                              4,534            2,702
               Due from Stockholders & Related Parties                         --           25,000
               Note Receivable                                                 --        1,050,000
               Deposits                                                   194,880               --
               Prepaid Expenses                                           239,000               --
               Other Assets                                               167,905
          Increase [Decrease] in:
     Accounts Payable and Accrued Expenses                               (321,343)         783,544
               Payroll Taxes Payable                                      (33,633)          30,098
               Other Current Liabilities                                  (14,182)              --

          Total Adjustments                                              (737,431)       1,408,605

     Net Cash - Continuing Operations - Forward                        (2,543,651)         219,909

Discontinued Operations:
     Net [Loss] From Discontinued Operations                                   --       (2,196,078)
     Adjustments to Reconcile Net [Loss] to Net Cash Operations:
          Depreciation and Amortization                                        --           59,540
          Changes in Net Assets, Liabilities and Losses                   336,267          371,753
          Estimated Loss in Disposal of Woodworking Business                   --         (841,423)

     Net Cash - Discontinued Operations - Forward                         336,267       (2,606,208)

Investing Activities - Continuing Operations:
     Acquisition of Assets                                                (12,610)               0
     Purchase of Navtech - Net of Cash                                          0           (8,081)

Net Cash - Investing Activities - Continuing Operations - Forward         (12,610)
(8,081)

See Notes to Consolidated Financial Statements

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS [UNAUDITED]

                                                                              Six months ended
                                                                                 September 30,
                                                                           1996              1995
     Net Cash - Continuing Operations - Forwarded                   ($  2,543,651)      $   219,909

     Net Cash - Discontinued Operations - Forwarded                       336,267        (2,606,208)

     Net Cash - Investing Activities - Continuing
                Operations - Forwarded                                    (12,610)           (8,081)

Financing Activities - Continuing Operations:
     Proceeds from Notes Payable-Other                                  3,740,980           560,019
     Payment of Notes Payable - Other                                    (150,000)               --
     Proceeds from Demand Notes Payable - Stockholders
          and Related Parties                                                  --           297,000
     Payment of Demand Notes Payable - Stockholders
          and Related Parties                                          (1,925,339)               --
     Proceeds of Demand Note Payable - Banks                              585,164           975,000
     Proceeds from Issuance of Preferred Stock                          1,139,319                 0
     Dividends Paid                                                            --          (100,625)

     Net Cash - Financing Activities - Continuing Operations            3,390,124         1,731,394

Financing Activities - Discontinued Operations:
     Proceeds from Demand Note Payable                                         --           511,035

     Net Cash - Financing Activities - Discontinued Operations                 --           511,035

     Net Increase in Cash and Cash Equivalents                          1,170,130          (151,951)

Cash and Cash Equivalents - Beginning of Periods                          934,462           189,180

     Cash and Cash Equivalents - End of Periods                       $ 2,104,592       $    37,229

Supplemental Disclosures of Cash Flow Information:
     Cash paid during the years for:
          Interest                                                        170,871       $   225,443
          Income Taxes                                                         --       $        --

Supplemental Schedule of Non-Cash Investing and Financing Activities:
     See notes to consolidated financial statements for details of certain non-cash investing and financing activities.

See Notes to Consolidated Financial Statements.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [UNAUDITED]

[1] Summary of Significant Accounting Policies

Significant accounting policies of Holly Products, Inc. are set forth in the Company's Form 10-KSB for the period ended March 31, 1996, as filed with the Securities and Exchange Commission.

[2]     Business of Reporting

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such statements include all adjustments [consisting of normal recurring items] which are considered necessary for a fair presentation. Operating results for the three and six months ended September 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the year ended March 31, 1997. It is suggested that these financial statements be read in conjunction with the financial statements and notes for the period ended March 31, 1996, included in the Holly Products, Inc. Form 10-KSB.

[3]     Inventory

At September 30, 1996 inventory consisted of the following:

          Work-in-Process          $   55,320
          Raw Materials               972,954

          Total                     1,028,274
          Less Reserve               (338,000)

          Total                     $ 690,274

Inventory is stated at the lower of cost [first-in, first-out method] or market.

[4]     Earnings Per Share

Earnings per share are based on 35,536,701 and 5,279,554 shares outstanding for the three months ended September 30, 1996 and 1995, respectively, and 25,088,081 and 5,279,554 for the six months ended September 30, 1996 and 1995, respectively. Such amounts of shares represent the weighted average number of shares outstanding for the periods. Shares in escrow and the effect of outstanding warrants were not included in the calculations, as their effect would be anti-dilutive.

[5]     Equity Transactions

During the quarter, 270,000 shares of Series E Preferred Stock were converted pursuant to the terms thereof into 11,476,393 shares of Company common stock. In August and September 1996, the Company issued 115,500 shares of Series E Preferred Stock resulting in gross proceeds of $1,150,000. In September 1996, the Company issued 573,333 shares of Common Stock to N & A Promotions in return for certain services performed for the company. In September 1996, $30,000 of debt owed to Sunrise, Inc. was converted into 30,000 shares of Series C Preferred Stock and pursuant to the terms thereof into 120,000 shares of Common stock.

Item 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS


General

     The Company experienced a substantial loss for the year ended March 31, 1996, such loss was attributable primarily to its woodworking business, which was conducted through its wholly owned subsidiary, HollyWood Manufacturing, Inc. ("HollyWood"). The Company explored ways to reduce future losses, including divesting itself of its woodworking business while continuing the sales operations. The Company held discussions with potential purchasers of its woodworking business. An offer had been presented but, the potential buyer was unable or unwilling to make a firm commitment regarding same. The Company was unsuccessful in its attempts to divest itself of its woodworking business or find a suitable manufacturer for its products and consequently, ceased ongoing operations of the woodworking business to reduce its losses. The Company dismissed the entire staff and management of its woodworking operation and has liquidated its assets. The lease for the facility housing HollyWood expired on December 31, 1995 at which time the Company vacated the premises. The Company used the funds raised through the liquidation of assets and collection of outstanding receivables to satisfy a secured credit facility with Riviera Finance of Chicago, Illinois.

     In April 1996, the company moved its wholly owned subsidiary, Navtech Industries, Inc., from Blanding, Utah to Shiprock, New Mexico. The move allowed Navtech to operate from one facility totaling 54,000 square feet in lieu of three facilities totaling 20,000 square feet. This will enable the company to operate with greater efficiency and substantial less cost through consolidation of functions, elimination of transportation and reduction in management and supervisory staff. In its new location in Shiprock, New Mexico, Navtech is located on the Navajo Reservation which allows for rebates in employing Native Americans, reduced energy costs and a forgiveness of rent payments on the new facility until such time as the move and refurbishing costs to the building are fully paid. It is estimated that this process will take approximately 10 years. It is anticipated that the new facility would allow Navtech to expand its revenues substantially. Additionally, during the Company's first quarter of 1996 (April - June) the Company had changed the management of the Company with a lean and qualified group of professionals to carry out Navtech's plan and meet targeted budgets for the upcoming year. The six months results for this subsidiary show a significant turnaround to its income statement as compared to a $2 million loss last year.

     With the closing of the $5 million financing package for Country World Casinos, Inc., in May 1996, it is anticipated that Country World will be able to emerge from Chapter 11 proceedings in the immediate future, therefore eliminating substantial legal, travel and management expense associated with these proceedings. Further, with the simultaneous settlement of all outstanding State litigation (see Part II, Item 1) as a part of the Chapter 11 proceedings, it is anticipated that Country World will recover monetary damages and be able to move forward with its plans to construct the Casino. Additionally, Country World has moved to smaller, less expensive quarters substantially reducing its operating costs and plans to eliminate its office requirements in Denver during this fiscal year.

     In late October 1995, Country World petitioned the U.S. Bankruptcy Court for the District of Colorado for protection under the rules of Chapter 11 of the Bankruptcy Code in order to stop the foreclosure on the property identified as Millsites 12, 13 and the Smith Mining Claim by Tommyknocker, a subsidiary of New Allied Development Corporation ("New Allied"). In May 1995, Country World filed suit against New Allied in State Court for amongst other things, failure to satisfy a first deed of trust obligation, overcharges in conjunction with an EPA remediation plan and action taken by a New Allied officer and related parties requiring Securities and Exchange Commission sanctions which in turn could jeopardize Country World's ability to obtain a gaming license. In June 1995, New Allied filed a counterclaim to this action.

     The Company, on behalf of Country World, has obtained a financing commitment for 5 million dollars ($5,000,000) which will enable Country World to repay all of its outstanding indebtedness and emerge from Bankruptcy. This financing proposal has been approved by the Bankruptcy Court and the Company has acquired the funds and distribution will be made in accordance with the Court's order. Final settlement hearings were held in late September and the company received final rulings from the court. The Court's order finds that Tommyknocker Casino Corporation/New Allied Development Corporation is not entitled to default interest at the rate of 18%, however Country World is ordered to pay 8% per annum on the unpaid balance due Tommyknocker and Country World is not obligated to pay attorneys fees, as each party has been directed by the court to pay their own accordingly.

Item 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The Court further finds that Country World Casinos, Inc. is not in default of its Agreement with Tommyknocker/New Allied Development Corporation with regard to filing a registration statement for its preferred stock and until Tommyknocker/NADC files such registration statement and Country World fails to pay for its cost, Country World is not in breach of the agreement.

     Lastly, the Court's order upheld Tommyknockers/New Allied's claim that Country World was not entitled to an offset on the environmental clean up as the work had been completed and Country World paid all clean up costs without objection prior to the take over by Holly Products, Inc.

     Both parties are ordered to confer and agree on a specific dollar amount by November 15th else the Court will set forth a hearing, determining the amount and assess costs and attorneys' fees to the prevailing party.

     Country World anticipates that it will require an additional approximately $27,350,000 to construct an operational and licensed Casino. At present, a letter of intent for the permanent financing is in place to fund the Casino after construction, however there can be no assurance that the closing of such financing will be obtained.


Results of Operations

Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Based on the following results of operations and the substantial losses attributable to HollyWood, the Company decided to cease ongoing operations of this segment of the Company's business. Due to the plan of discontinuance for HollyWood, revenues and net losses have been eliminated from the statement of operations. The following comparison, therefore, does not include the results attributable to HollyWood, but contains the costs of discontinued operations.

     Revenues for the six months ended September 30, 1996 were $3,038,233 as compared to $2,389,874 for the six months ended September 30, 1995. The increase in revenues is a result of the ability of the Company to fund increased sales through funds raised earlier this year.

     Cost of sales for the six months ended September 30, 1996 was $2,000,569 as compared to $2,616,512 for the six months ended September 30, 1995. This decrease was primarily the result of selling items with a higher gross profit margin.

     Gross profit was $1,037,664 for the six months ended September 30, 1996, as compared to a $266,648 gross loss for the six months ended September 30, 1995. This increase of $1,304,312 in gross profit is attributable to increased sales for the period, as well as the improvements and adjustments in cost of sales.

     Total operating expenses for the six months ended September 30, 1996 were $2,771,609 as compared to $1,596,661 for the comparable period ended September 30, 1995. The majority of these expenses are attributable to one time costs associated with the reorganization of Navtech, closing costs for the $5 million funding associated with the Country World Chapter 11 Proceedings, increased legal and other professional fees, raising of working capital, consulting, stock expenses, as well as promotional fees.

     Operating losses totaled $1,733,945 for the six months ended September 30, 1996, as compared to an operating loss of $1,823,309 for the same period in 1995 for the reasons described above.

     Discontinued operations showed a income of $327,664 for the six months ended September 30, 1996 as compared to a loss of $2,196,078 for the six months ended September 30, 1995. The change was a result of the close down of this aspect of operations during the prior year. In the current period, income was primarily a result of the Company being able to settle past debt of the closed down operations at a substantial discount.

     Interest expense for the six months ended September 30, 1996 was $221,784 as compared to $150,650 for the six months ended September 30, 1995. This cost is primarily attributable to the Navtech revolving line of credit with a local lending institution in Farmington, New Mexico.

Item 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Three Months Ended September 30, 1996 Compared to Three Months Ended September 30, 1995

     Revenues for the three months ended September 30, 1996 were $1,244,036 as compared to $1,392,098 for the three months ended September 30, 1995. The decrease in revenues is a result of the Company focusing in on products with a higher gross profit margin.

     Cost of sales for the three months ended September 30, 1996 was $683,799 as compared to $1,722,335 for the three months ended September 30, 1995. This decrease was primarily the result of selling items with a higher gross profit margin and the decrease in sales.

     Gross profit was $560,237 for the three months ended September 30, 1996, as compared to a $380,237 gross loss for the three months ended September 30, 1995. This increase in gross profit is attributable to increased gross profit percentage for the period due to a better selection of product sales.

     Total operating expenses for the three months ended September 30, 1996 was $1,532,682, as compared to $809,579 for the three months ended September 30, 1995. This increase of $723,103 is attributable to costs associated with increase legal and professional fees, raising of working capital, consulting, stock expenses, as well as promotional fees.

     Operating losses totaled $1,024,169 for the three months ended September 30, 1996 as compared to an operating loss of $1,188,696 for the period ended September 30, 1995, a decrease of $164,527.

     Interest expense for the three months ended September 30, 1996 was $137,611 as compared to $65,245 for the comparable period in 1995. The increase is primarily attributable to the Navtech revolving line of credit with a local lending institution in New Mexico.

     Discontinued operations showed a income of $336,267 for the three months ended September 30, 1996 as compared to a loss of $1,026,269 for the three months ended September 30, 1995. The change was a result of the close down of this aspect of operations during the prior year. In the current period, income was primarily a result of the Company being able to settle past debt of the closed down operations at a substantial discount.

Liquidity and Capital Resources

     To date, the Company has met its cash requirements through funds generated by the IPO, the offerings of the Series D and Series E Preferred Stock, borrowings and other equity investments. The Company experienced a severe cash shortage and sustained substantial operating losses. Additional funds will be required during the current fiscal year to satisfy the Company's cash requirements. To the extent the Company has ceased operations of its woodworking business, its cash requirements have diminished accordingly, and an extended line of credit has been secured to fund Navtech's operations with The First National Bank of Farmington in Farmington, New Mexico. The terms of this facility are for a receivable and inventory line of credit in an amount not to exceed $1,500,000 with a monthly floating interest rate of 1.5% over prime. Additionally, the Company raised $8,995,000 through a private equity placement of the Company's Series E Preferred Stock. Unless and until the Company improves its financial results sufficiently and maintains such improved results, the Company may have to borrow or raise additional capital to fund any cash shortages as a result of the Company's continuing losses.

     In May 1995, the Company borrowed $500,000 from the Calvin Black Trust, which was due October 1, 1995. The note paid 2% interest per month, payable monthly. The Company defaulted in its obligation to repay the debt to the Calvin Black Trust by October 1, 1995 and was subsequently declared to be in default of its obligation under the terms of the note and agreement. The Calvin Black Trust filed a complaint in Federal Court in the District of Utah for repayment of the debt. On January 15, 1996 the Company, The Calvin Black Trust and Norlar, Inc., a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company, and his spouse, entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of this Registration Statement either 250,000 shares of

Item 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS



the Company's Common Stock or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance. The Company will repay Norlar the $250,000 and replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a registration statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common Stock, whichever be greater, for an extension of time to file a registration statement. The Company failed to comply with the terms of the amended agreement. The Trust put the Company on notice that it intended to pursue this matter and seek collection of the remaining balance due under the note. The Company believed that the delay in filing the Registration Statement was in part caused by the Trustee and defended itself vigorously. Following extensive negotiations, the company and The Trust reached settlement by the Company delivering shares of stock in RoomSystems, Inc. in lieu of payments. Upon such delivery, the lawsuit was dismissed.

     In January 1995, the Company borrowed, on an unsecured basis, an aggregate of $1,000,000 from three individuals and entities at 15% annual interest. In lieu of such interest, the Company issued to such note holders an aggregate of 150,000 shares of Common Stock. The principal amount of such notes was due and payable on January 13, 1996, and in March 1996, the Company entered into an extension agreement with the three individuals whereas the Company made a partial payment of $500,000 and Mr. Larry Berman, the Company's Chairman, gave 370,000 shares of his personal stock for an extension until August 9, 1996 at which time a balance payment of $400,000 was due. It has been agreed between the parties to extend the August 9th deadline until such time as Country World emerges from the Chapter 11 Proceedings. The Company utilized the $1,000,000 to make a loan to Country World, which indebtedness was canceled in exchange for the issuance of 5,000,000 shares of Country World common stock to the Company. The Company plans to invest up to an additional $35 million to develop and construct the casino and hotel complex in Black Hawk, Colorado. At present, a letter of intent for the permanent financing is in place to fund the Casino after construction, however, there can be no assurance that the closing of such financing will be obtained.

     The Company consummated a Private Placement of 767,000 shares of its Series E Convertible Preferred Stock in March of 1996, resulting in gross and net proceeds of $7,670,000 and $6,628,000, respectively. The proceeds of this offering were utilized for repayment of debt, settlement of litigation fees associated with securing financing for Country World Casinos, Inc. and working capital for the Company and Navtech. Each share of Series E Preferred Stock is convertible into shares of the Company's Common Stock at the rate determined by dividing $10.00 by the lesser of 75% of the closing bid price as reported by NASDAQ, of the Company's Common Stock on the date of the closing of the subscription or 65% of the average closing bid price for the five (5) trading days immediately preceding the date of conversion. In August and September 1996, the Company consummated a second placement of 115,000 shares of its Series E Convertible Preferred Stock under the same terms described above.

     In February 1996, the Company hired Martin Janis & Company to act as agent for the Company in providing additional public relations services for a three month period. The Company issued 35,000 shares of its Common Stock for such services and in May 1996, paid an additional fee of approximately $24,000 for such three month period. Additionally, the Company will retain limited services from Martin Janis & Company for the next nine months at a fee of $3,000 per month.

     In April 1996, the State of New Jersey approved the issuance of 555,000 shares of Series Z Preferred Stock in accordance with the Company's Certificate of designation. In September 1996, such authorization was increased to 1,050,000 shares and issued in exchange for debt.

     In June 1996, the Company issued an aggregate of 1,300,000 shares of its Common Stock to Messrs. Irwin Schneider, Eugene Lombardo and Scott Schneider in return for certain services performed by these individuals on behalf of the Company.

     In August 1996, the Company received formal notification from the Securities and Exchange Commission with regard to its majority owned subsidiary, Country World Casinos, Inc., that a formal investigation, which began in June 1994, had been terminated and no enforcement action is forthcoming.

Item 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS


     In September 1996, the Company issued 573,333 shares of Common Stock to N & A Promotions in return for certain services performed for the Company.

     In September 1996, a debt of $30,000 owed to Sunrise, Inc. was converted into 30,000 shares of Series C Preferred Stock and pursuant to the terms thereof, into 120,000 shares of Common Stock.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES

PART II - OTHER INFORMATION



Item 1 - Legal Proceedings

      On May 26, 1995, the Company's majority owned subsidiary Country World Casinos, Inc. ("CWC") commenced a lawsuit against Tommyknocker Casino Corp. ("Tommyknocker") and New Allied Development Corporation ("New Allied") in the District Court of Denver, County of Denver, Colorado, case number 95CV 2310. This action is primarily for breach of contract in connection with the acquisition of certain real property by CWC from the defendants. CWC is seeking monetary damages and declaratory relief.

     On August 15, 1995, Tommyknocker and New Allied filed a counterclaim in the aforementioned action against CWC, the Company, Ronald Nathan, Sal Lauria and David Singer who are former board members of CWC, Roger LeClerc, President of CWC and William Patrowicz director of CWC. The counterclaim alleges that CWC is in default under the Promissory Note issued by CWC to Tommyknocker in connection with the acquisition of the real property, CWC failed to register sto ck on behalf of Tommyknocker and that the Company has acquired control of CWC to the detriment of Tommyknocker and New Allied.

     In a related action on June 28, 1995, Tommyknocker filed a Rule 120 Motion in the District Court, City and County of Denver, Colorado, case number 95CV 2799. This motion sought foreclosure of the real property discussed above. On October 4, 1995, the magistrate in this case granted Tommyknocker's motion and authorized the sale of the property pursuant to the foreclosure on October 12, 1995.

     On October 12, 1995, CWC filed a bankruptcy petition under Chapter 11 of Title 11 of the United States Code. The case was filed in the United States Bankruptcy Court, District of Colorado, case number 95-20563rjb. Pursuant to the filing of the Bankruptcy, an automatic stay went into effect pursuant to 11 U.S.C. Section 362 prohibiting the foreclosure sale. Tommyknocker filed a Motion for Relief from the stay and a hearing on this matter was held on December 22, 1995. On January 3, 1996, the Court ruled that CWC should be given an opportunity to proceed with its Bankruptcy proceedings in a diligent and timely fashion. The Court conditioned continuation of the stay pending the approval or denial as the case may be of CWC's financing proposal and certain other conditions. In March 1996, the Court approved CWC's financing proposal and in May 1996, CWC submitted a plan of reorganization to the Court which is pending. In September 1996, the Court heard testimony in a claims hearing between the parties. In early November 1996, the Company received final rulings from the Court.

     The Court's order finds that Tommyknocker Casino Corporation/New Allied Development Corporation is not entitled to default interest at the rate of 18%, however Country World is ordered to pay 8% per annum on the unpaid balance due Tommyknocker and Country World is not obligated to pay attorneys fees as each party has been directed by the court to pay their own accordingly.

     The Court further finds that Country World Casinos, Inc. is not in default of its Agreement with Tommyknocker/New Allied Development Corporation with regard to filing a registration statement for its preferred stock and until Tommyknocker/NADC files such registration statement and Country World fails to pay for its cost, Country World is not in breach of the agreement.

     Lastly, the Court's order upheld Tommyknockers/New Allied's claim that Country World was not entitled to an offset on the environmental clean up as the work had been completed and Country World paid all clean up costs without objection prior to the take over by Holly Products, Inc.

     Both parties are ordered to confer and agree on a specific dollar amount by November 15th else the Court will set forth a hearing, determining the amount and assess costs and attorneys' fees to the prevailing party.

     On October 10, 1995, Phil B. Acton, Trustee of the Calvin Black Trust commenced a lawsuit against the Company in the United States District Court for the District of Utah, Central Division, case number 95CV 09305. This action seeks repayment of a promissory note in the principal amount of $500,000. On January 15, 1996 the Company, the Calvin Black Trust and Norlar, Inc. a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company and his spouse entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of a Registration Statement either 250,000 shares of the Company's Common Stock or $500,000 worth of the

HOLLY PRODUCTS, INC. AND SUBSIDIARIES

PART II - OTHER INFORMATION



Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of the Sale and Forbearance. The Company will repay Norlar the $250,000 and replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust pursuant to the terms of the Sale and Forbearance Agreement in either cash or the Company's securities as determined by the Company's Board of Directors. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a Registration Statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common Stock, whichever be greater, for an extension of time to file a registration statement. The Company has failed to comply with the terms of the amended agreement. The Plaintiff has put the Company on notice that it intends to pursue this matter and seek collection of the remaining balance due under the Note. The Company believes that the delay in filing the Registration Statement was in part caused by the Trustee and intends on defending itself vigorously. Following extensive negotiations, the Company and the Trust reached settlement by the Company delivering shares of stock in RoomSystems, Inc. in lieu of payment. Upon such delivery, the lawsuit was dismissed.

     The negative outcome of any of these actions will have a material impact on the operations of the Company and would result in a disruption of the Company's business.



Item 2 - Exhibits & Reports on Form 8-K

(A)     There are no exhibits to be filed at this time.
(B) No reports on Form 8-K were filed during the quarter for which this report is filed.

HOLLY PRODUCTS, INC. AND SUBSIDIARIES

SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              HOLLY PRODUCTS, INC.






  __/s/ William H. Patrowicz_____________________________
By: William H. Patrowicz
    President, Chief Operating Officer, Treasurer
    (Principal Financial and Accounting Officer) and Director

Date:     November 19, 1996

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